Exhibit 10.146

EXECUTION COPY
THREE YEAR CREDIT AGREEMENT

by and among

TIFFANY & CO.,

TIFFANY AND COMPANY,
TIFFANY & CO. INTERNATIONAL,
TIFFANY & CO. JAPAN INC.,

THE OTHER BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

ABN AMRO BANK N.V. and
STANDARD CHARTERED BANK,
as Co-Syndication Agents,

JPMORGAN CHASE BANK, N.A. and
MIZUHO CORPORATE BANK (USA),

as Co-Documentation Agents,

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

___________________________

Dated as of December 21, 2011

___________________________

THE BANK OF NEW YORK MELLON,
ABN AMRO BANK N.V., and
STANDARD CHARTERED BANK,
as Joint Lead Arrangers

THE BANK OF NEW YORK MELLON,
ABN AMRO BANK N.V.,
STANDARD CHARTERED BANK,
J.P. MORGAN SECURITIES LLC, and
MIZUHO CORPORATE BANK (USA).
as Joint Book Runners

SCHEDULES:

Schedule 1.1(A)	Additional Costs
Schedule 4.1	List of Subsidiaries; Capitalization *
Schedule 5.1	List of Jurisdictions
Schedule 8.1	List of Existing Indebtedness
Schedule 8.3	List of Existing Liens
Schedule 8.7	List of Existing Investments
Schedule 8.9	List of Restrictive Agreements

EXHIBITS:

Exhibit A-1	List of Core Currency Commitments
Exhibit A-2	List of Individual Currency Commitments
Exhibit B	Form of Borrower Addendum *
Exhibit C	Form of Notice of Borrowing *
Exhibit D	Form of Assignment and Assumption *
Exhibit E	Form of Notice of Conversion *
Exhibit F	Form of Letter of Credit Request *
Exhibit G	Form of Compliance Certificate *
Exhibit H	Form of Guaranty *
Exhibit I-1	Form of Opinion of Counsel to the Parent and the Borrowers *
Exhibit I-2	Form of Opinion of Local Foreign Counsel to the Borrowers *
Exhibit J	List of Administrative Agent’s Applicable Payment Offices *
Exhibit K	List of Parent’s and Borrowers’ Addresses for Notices *
Exhibit L	List of Payment Accounts for Borrowers *

*  NOT INCLUDED WITH FILING ON FORM 8-K

THREE YEAR CREDIT AGREEMENT, dated as of December 21, 2011, by and among TIFFANY & CO., a Delaware corporation (the “Parent”), TIFFANY AND COMPANY, a New York corporation (“Tiffany”), TIFFANY & CO. INTERNATIONAL, a Delaware corporation (“Tiffany International”), TIFFANY & CO. JAPAN INC., a Delaware corporation (“Tiffany Japan”), each other Subsidiary of the Parent that is a Borrower and is a signatory hereto or becomes a Borrower pursuant to the provisions of Section 2.10, the Lenders party hereto, and THE BANK OF NEW YORK MELLON (“BNY Mellon”), as Administrative Agent (in such capacity, the “Administrative Agent”).

ARTICLE 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions

When used herein, each of the following terms shall have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

“ABR Advances”: the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate; each an “ABR Advance”.

“Accountants”: PricewaterhouseCoopers LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Parent and reasonably satisfactory to the Administrative Agent.

“Acquisition”: with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided that no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business.

“Additional Costs”: in relation to any Advance that is denominated in Euros, Pounds Sterling or Yen, for any Interest Period, the cost as calculated by each Lender in accordance with Schedule 1.1(A) of compliance with the mandatory liquid assets requirements or other reserve, special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) of the Bank of England, the European Central Bank or other applicable central bank or similar authority, as applicable, during that Interest Period.

“Adjusted Debt”: as of any date, the sum of (i) all Indebtedness of the Parent and its Subsidiaries on a Consolidated basis on such date and (ii) Rent Expense for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d) multiplied by six (6).

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance”: an ABR Advance, a Core Currency Advance or a Swing Line Negotiated Rate Advance, as the case may be.

“Adverse Tax Position”: as defined in Section 3.6(g).

“Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person.  The term “control”, as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.  The term “controlled” shall have a correlative meaning.

“Aggregate Commitments”: at any time, the sum of the Aggregate Core Currency Commitments and the Aggregate Individual Currency Commitments at such time. The initial amount of the Aggregate Commitments on the Agreement Date is $200,000,000.

“Aggregate Commitment Percentage”: as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A-1 under the heading “Aggregate Commitment Percentage”, as such percentage may be (x) adjusted pursuant to Section 2.7 or 3.8(b) or (y) adjusted as a result of assignments to or from such Lender of its Core Currency Commitment or Individual Currency Commitment(s) pursuant to Section 11.6.

“Aggregate Core Currency Commitments”: at any time, the sum of all Core Currency Commitments at such time. The initial amount of the Aggregate Core Currency Commitments on the Agreement Date is $162,250,000.00.

“Aggregate Core Currency Credit Exposure”: as of any time of determination, the sum of (i) the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Revolving Loans of all Lenders at such time plus (ii) an amount equal to the SL/LC Credit Exposure at such time.

“Aggregate Credit Exposure”: as of any time of determination, the sum of (i) the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Loans of all Lenders at such time plus (ii) an amount equal to the LC Exposure at such time.

“Aggregate Individual Currency Commitments”: at any time, the sum of all Individual Currency Commitments at such time. The initial amount of the Aggregate Individual Currency Commitments on the Agreement Date is $37,750,000.00.

“Aggregate Individual Currency Credit Exposure”: as of any time of determination, the sum of the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Individual Currency Loans of all Lenders at such time.

“Agreement”: this Three Year Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Date”: the first date appearing in this Agreement.

“Alternate Base Rate”: on any date, a rate of interest per annum equal to the highest of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1%, (ii) the BNY Mellon Rate in effect on such date and (iii) the Core Currency Rate for Dollars in effect on such date for a Core Currency Interest Period of one month commencing two Business Days after such date plus 1%.

“Alternate Core Currency Revolving Loan”: each Revolving Loan denominated in a Core Currency (other than Dollars).

“Alternate Core Currency Swing Line Loan”: each Swing Line Loan denominated in a Core Currency (other than Dollars).

“Alternate Currency”: any Core Currency (other than Dollars) or Non-Core Currency.

“Alternate Currency Equivalent”: with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in the applicable computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on (i) the applicable Reuters pages, (ii) if such rate does not appear on such Reuters pages, as set forth on any publicly available source of similar market data selected by the Administrative Agent, or (iii) if such rate does not appear on such Reuters pages or such other publicly available source of similar market data, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 A.M. (London time or such other local time as the Administrative Agent shall deem appropriate) on such date of determination thereof.

“Alternate Currency Loan”: any Alternate Core Currency Revolving Loan, Alternate Core Currency Swing Line Loan or Individual Currency Loan.

“Applicable Lending Office”:

(i)           as to any Lender, with respect to Revolving Loans in any Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender’s lending office for Revolving Loans in such Core Currency in its Administrative Questionnaire, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Revolving Loans in such Core Currency, as reported by such Lender to the Administrative Agent and the Parent;

(ii)           as to the Swing Line Lender, with respect to Swing Line Loans in any Core Currency, initially, the office, branch or affiliate of the Swing Line Lender designated by the Swing Line Lender to the Administrative Agent as its lending office for such Swing Line Loans in such Core Currency, and thereafter, such other office, branch or affiliate of the Swing Line Lender through which it shall be making or maintaining Swing Line Loans in such Core Currency, as reported by the Swing Line Lender to the Administrative Agent and the Parent; and

(iii)           as to any Lender, with respect to Individual Currency Loans in any Non-Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender’s lending office for such Individual Currency Loans in such Non-Core Currency in its Administrative Questionnaire, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Individual Currency Loans in such Non-Core Currency, as reported by such Lender to the Administrative Agent and the Parent.

“Applicable Margin”: (i) with respect to the unpaid principal amount of Core Currency Advances and Individual Currency Loans and with respect to Letter of Credit Fees, the applicable percentage set forth below in the column entitled “Applicable Margin for Core Currency Advances/Individual Currency Loans/Letter of Credit Fee”, (ii) with respect to the unpaid principal amount of ABR Advances, the applicable percentage set forth below in the column entitled “Applicable Margin for ABR Advances”, and (iii) with respect to Facility Fees payable under Section 3.3(a), the applicable percentage set forth below in the column entitled “Facility Fee”:

When the Leverage Ratio is:
greater than or equal to	and less than	Applicable Margin for Core Currency Advances/ Individual Currency Loans/Letter of Credit Fee	Applicable Margin for ABR Advances	Facility Fee
2.700:1.00		1.500%	0.500%	0.250%
2.425:1.00	2.700:1.00	1.300%	0.300%	0.200%
2.150:1.00	2.425:1.00	1.100%	0.100%	0.150%
1.875:1.00	2.150:1.00	1.000%	0.000%	0.125%
1.600:1.00	1.875:1.00	0.900%	0.000%	0.100%
	1.600:1.00	0.795%	0.000%	0.080%

Initially, the Applicable Margin shall be determined based upon the Leverage Ratio set forth in the certificate delivered pursuant to Section 5.6.  Thereafter, changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 7.7(f) and shall become effective three Business Days after the later to occur of (a) the date such Compliance Certificate is delivered to the Administrative Agent, and (b) 120 days after the fiscal year end, or 60 days after the fiscal quarter end, in either case in respect of which such Compliance Certificate shall have been delivered.  Notwithstanding anything to the contrary in this definition, if the Parent shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than 2.700:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate, and after such third Business Day until the next date of determination as set forth above, the Leverage Ratio shall be based upon such Compliance Certificate.

“Applicable Payment Office”: in the case of:

(i)           the Administrative Agent, (x) in respect of all Loans (other than Alternate Currency Loans), Letters of Credit denominated in Dollars, fees and other amounts owing under this Agreement, the office of the Administrative Agent listed in Exhibit J as its “Domestic Payment Office”, and (y) in respect of Alternate Currency Loans and Letters of Credit denominated in Alternate Currencies, the office of the Administrative Agent listed in Exhibit J as its payment office for the applicable Alternate Currency, or such other office or offices as the Administrative Agent may from time to time hereafter designate in writing as such to the Parent, each Lender and each Borrower;

(ii)           the Swing Line Lender, in respect of each Swing Line Loan, the office of the Swing Line Lender designated by the Swing Line Lender to the Administrative Agent as its payment office for the applicable Core Currency in which such Swing Line Loan is made or such other office or offices as the Swing Line Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each applicable Borrower;

(iii)           any other Lender, (x) in respect of each Revolving Loan, the office of such Lender listed in its Administrative Questionnaire as its payment office for the applicable Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower, and (y) in respect of each Individual Currency Loan, the office of such Lender listed in its Administrative Questionnaire as its payment office for the applicable Non-Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower; and

(iv)           the Issuing Bank, in respect of each Letter of Credit, the office of the Issuing Bank designated by the Issuing Bank to the Administrative Agent as its payment office for the applicable Currency in which such Letter of Credit is issued or such other office or offices as the Issuing Bank may from time to time hereafter designate in writing as such to the Administrative Agent and the Parent.

“Assignment and Assumption”: an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.6), and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Associated Costs”: additional fees, costs, charges or other amounts (expressed as a decimal) incurred by the Lenders, in connection with the making or continuation of a Core Currency Advance, or incurred or charged by the applicable Lender, in connection with the making or continuation of an Individual Currency Loan, which fees, costs, charges or other amounts are customarily paid by a borrower or otherwise reflected in an interest rate, as determined by the Administrative Agent in the case of a Core Currency Advance, or as determined by the applicable Lender in the case of an Individual Currency Loan.

“BNY Mellon Rate”: a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY Mellon from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

“Borrower Addendum”: an Addendum to this Agreement in the form of Exhibit B pursuant to which a Subsidiary of the Parent may become a Borrower pursuant to the provisions of Section 2.10.

“Borrowers”: collectively, the Parent, Tiffany, Tiffany International, Tiffany Japan, each other Subsidiary of the Parent that is a signatory to this Agreement, and each other Subsidiary of the Parent which becomes a party to this Agreement by the execution of a Borrower Addendum pursuant to Section 2.10; each a “Borrower”.

“Borrowing Date”: (i) in respect of Revolving Loans, any Business Day on which the Lenders shall make Revolving Loans to a Borrower pursuant to a Notice of Borrowing or pursuant to a Mandatory Borrowing, (ii) in respect of Swing Line Loans, any Business Day on which the Swing Line Lender shall make a Swing Line Loan to a Borrower pursuant to a Notice of Borrowing, (iii) in respect of Individual Currency Loans, any Business Day on which a Lender shall make an Individual Currency Loan to a Borrower pursuant to a Notice of Borrowing, and (iv) in respect of Letters of Credit, any Business Day on which the Issuing Bank issues a Letter of Credit to a Letter of Credit Applicant pursuant to a Letter of Credit Request.

“Business Day”:

(i)           for all purposes (other than as covered by clauses (ii), (iii) and (iv) below), any day except Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close,

(ii)           with respect to all notices and determinations in connection with, and payments of principal and interest on, a Core Currency Advance or an Alternate Core Currency Swing Line Loan, any day which is described in clause (i) above, is a day for trading by and between banks in the London interbank market and which, in the case of a Core Currency Advance in a Core Currency other than Dollars or an Alternate Core Currency Swing Line Loan, is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city which is the principal financial center of the country of issuance of the applicable Currency in which such Core Currency Advance or Alternate Core Currency Swing Line Loan is denominated,

(iii)           with respect to all notices and determinations in connection with, and payments of principal and interest on, an Individual Currency Loan or a Letter of Credit denominated in an Alternate Currency, any day which is a Business Day described in clause (i) above, is a day for trading by and between banks in the London interbank market and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in (x) the city which is the principal financial center of the country of issuance of the applicable Currency in which such Individual Currency Loan or Letter of Credit is denominated and (y) the city in which the Applicable Lending Office and Applicable Payment Office of the applicable Lender is located, and

(iv)           with respect to all notices and determinations in connection with, and payments of principal and interest on, a Loan or Advance denominated in Euros, a TARGET Operating Day.

“Cash Equivalents”: means cash and cash equivalents that comply with the applicable investment policy approved by the Board of Directors of the Parent, as amended from time to time.

“Change of Control”: (i) any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect) is or shall become the “beneficial owner” (as defined in Rule 13(d)-3 thereunder), directly or indirectly, of more than 50%, on a fully diluted basis, of the voting and economic interests of the Parent or (ii) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors.

“Code”: the Internal Revenue Code of 1986.

“Commitment Period”: the period from the Effective Date until the Expiration Date.

“Compliance Certificate”: a certificate in the form of Exhibit G.

“Consignment/Leasing Indebtedness”: Indebtedness incurred in the ordinary course of business of the Parent or any Subsidiary to any Person resulting from the supplying by such Person to the Parent or such Subsidiary with precious metals, precious gems or jewelry on a consignment or leased basis, which Indebtedness, if secured, is secured by a Lien only on such Property.

“Consignment Liens”: Liens incurred in the ordinary course of business not securing Indebtedness in favor of Persons supplying the Parent or any Subsidiary with precious metals, precious gems or jewelry on a consignment basis, provided that such Liens cover only the following Property of the Parent or such Subsidiary which shall have been supplied by such Persons:

(i)           gold and silver bullion, gold and silver granule and other gold, silver, platinum or precious metals and precious gems or jewelry in whatever form including all substitutions, replacements and products in which any gold, silver, platinum or precious metals and precious gems or jewelry are incorporated or into which gold, silver, platinum or precious metals and precious gems or jewelry are processed or converted, whether now or hereafter owned or acquired by the Parent or such Subsidiary or in which the Parent or such Subsidiary now or hereafter acquires an interest, and all proceeds and products of and accessions to the foregoing, and

(ii)           all inventory now or hereafter owned by the Parent or such Subsidiary or in which the Parent or such Subsidiary now or hereafter acquires an interest, including all merchandise, returned and repossessed goods, raw materials, goods in process, finished goods and proceeds therefor, and all accounts of the Parent or such Subsidiary including all accounts receivable, notes, drafts, acceptances and other forms of obligations and receivables now owned or hereafter arising from such inventory sold or otherwise disposed of by the Parent or such Subsidiary and proceeds thereof and all contract rights and proceeds of the foregoing.

“Consolidated”: the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth”: as of any date, (a) total stockholders’ equity of the Parent and its subsidiaries on a Consolidated Basis on such date as determined in accordance with GAAP,  plus (if negative) and minus (if positive) (b) accumulated other comprehensive loss (gain), net of tax, plus (c) the cumulative amount for the period commencing on August 1, 2010 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date) of  non-recurring non-cash charges and expenses added back to EBIT, net of taxes, minus (d) the difference (if positive) between non-cash gains and non-cash losses for the period commencing on August 1, 2010 and ending on such date (or, if such date is not a fiscal quarter end date, the immediately preceding fiscal quarter end date), net of taxes.

“Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any Investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term “Contingent Obligation” shall not include (i) the indorsement of instruments for deposit or collection in the ordinary course of business and (ii) guaranties by the Parent or any Subsidiary of the Parent of the primary obligations of any other Subsidiary of the Parent incurred in the ordinary course of business of such other Subsidiary; and provided, further, that the amount of any such Contingent Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of such primary obligation and (b) the maximum amount for which such secondary obligor may be liable pursuant to the terms of the agreement embodying such Contingent Obligation unless such primary obligation and the maximum amount for which such secondary obligor may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such secondary obligor’s maximum reasonably anticipated liability in respect thereof as determined by such secondary obligor in good faith.

“Continuing Directors”:  the directors of the Parent on the Effective Date and each other director, if such director’s nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

“Conversion Date”: the date on which (i) a Core Currency Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Core Currency Advance, or (iii) the date on which a Core Currency Advance is converted to a new Core Currency Advance.

“Core Currencies”: Dollars, Euros, Japanese Yen and Pounds Sterling (each, a “Core Currency”), and such other currencies as shall be requested by the Parent to be a Core Currency hereunder subject to the approval of all of the Lenders in their sole and absolute discretion, and each lawful currency successor thereto, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency (other than Dollars) is readily transferable and convertible into Dollars in the London interbank market.

“Core Currency Advances”: collectively, the Revolving Loans (or any portions thereof) at such time as they (or such portions) are maintained and/or being maintained in a Core Currency at a rate of interest based upon a Core Currency Rate; each a “Core Currency Advance”.

“Core Currency Commitment”: with respect to each Lender, the amount set forth opposite such Lender’s name in Exhibit A-1 directly below the column entitled “Core Currency Commitment”, as the same may be (x) adjusted pursuant to Section 2.7 or 3.8(b) or (y) adjusted as a result of assignments to or from such Lender pursuant to Section 11.6.

“Core Currency Commitment Percentage”: as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A-1 under the heading “Core Currency Commitment Percentage”, as such percentage may be (x) adjusted pursuant to Section 2.7 or 3.8(b) or (y) adjusted as a result of assignments to or from such Lender of its Core Currency Commitment pursuant to Section 11.6.

“Core Currency Interest Period”: with respect to any Core Currency Advance requested by any Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Core Currency Advance and ending one, two or three months thereafter, as selected by such Borrower in its irrevocable Notice of Borrowing or its irrevocable Notice of Conversion, provided that (i) if any Core Currency Interest Period would otherwise end on a day which is not a Business Day, such Core Currency Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Core Currency Interest Period into another calendar month, in which event such Core Currency Interest Period shall end on the immediately preceding Business Day, (ii) any Core Currency Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Core Currency Interest Period) shall end on the last Business Day of a calendar month, and (iii) no Borrower shall select a Core Currency Interest Period which shall end after the Maturity Date.

“Core Currency Rate”: with respect to each day during each Core Currency Interest Period applicable to any Core Currency Advance, a rate of interest per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to:

(a)           (i) the rate that appears on Reuters BBA LIBOR Rates Page 3750 (or on any successor or substitute page, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable Core Currency in the London interbank market) for deposits of the applicable Core Currency with a maturity comparable to such Core Currency Interest Period, determined as of approximately 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Core Currency Interest Period, in the case of a Core Currency (other than Pounds Sterling) and (y) on the date of the commencement of such Core Currency Interest Period, in the case of Pounds Sterling or (ii) if such rate does not appear on Reuters BBA LIBOR Rates Page 3750 (or on any such successor or substitute page, or any successor to or substitute for Reuters), the rate per annum at which deposits in the applicable Core Currency in an amount equal to $500,000 (or a Dollar Equivalent of approximately $500,000), and for a maturity comparable to such Core Currency Interest Period, are offered by the principal London office of the Reference Lender in immediately available funds in the London interbank market as of approximately 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Core Currency Interest Period, in the case of a Core Currency (other than Pounds Sterling), and (y) on the date of the commencement of such Core Currency Interest Period, in the case of Pounds Sterling,

(b)           divided by Statutory Reserves (in the case of Core Currency Advances in Dollars);

provided that, in the event that the Administrative Agent has made any determination pursuant to Section 3.4(a)(i) in respect of such Core Currency Advance, the Core Currency Rate determined pursuant to clause (a) of this definition shall instead be the rate based on the all-in cost of funds of the Administrative Agent to fund such Core Currency Advance with a maturity comparable to such Interest Period.

“Credit Exposure”: with respect to any Lender at any time, the sum of (i) the outstanding principal balance of all Loans (other than Swing Line Loans) then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan), plus (ii) the SL/LC Credit Exposure of such Lender at such time.

“Credit Parties”: collectively, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, each, a “Credit Party”.

“Currency”: any Core Currency or Non-Core Currency.

“Default”: any of the events specified in Article 9, whether or not any requirement for the giving of notice, the lapse of time, or any other condition, has been satisfied.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or failed to reimburse the Issuing Bank for any LC Disbursement reimbursement obligations of such Lender under this Agreement within two Business Days of the date required to be funded or reimbursed by it hereunder, unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Parent, any Borrower or any Credit Party in writing that it does not intend to comply with any of its funding or reimbursement obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding or reimbursement obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, two Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or reimburse LC Disbursements, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of

(a)	the Stock of, or other equity interests of, any other Person,

(b)	any business, operating entity, division or segment thereof, or

(c)	any other Property of such Person, other than sales of inventory in the ordinary course of business (other than in connection with bulk transfers).

“Dollar Equivalent”: with respect to any Alternate Currency, on any date of determination thereof, the amount of Dollars which could be purchased with the amount of such Alternate Currency involved in the applicable computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on (i) the applicable Reuters pages, (ii) if such rate does not appear on such Reuters pages, as set forth on any publicly available source of similar market data selected by the Administrative Agent, or (iii) if such rate does not appear on such Reuters pages or such other publicly available source of similar market data selected by the Administrative Agent, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 A.M. (London time or such other local time as the Administrative Agent shall deem appropriate) on such date of determination thereof.

“Dollar Reimbursement Amount”: as defined in Section 2.9(e).

“Dollars”: and “$”: freely transferable lawful money of the United States.

“Domestic Borrowers”: the Parent, Tiffany, Tiffany International, Tiffany Japan and each other Borrower which is organized under the laws of the United States or any State thereof and which has its principal place of business in the United States; each a “Domestic Borrower”.

“EBIT”: for any four fiscal quarter period of the Parent (the "calculation period"), (a) the net earnings of the Parent and its Subsidiaries on a Consolidated basis  for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, and (iii) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains.

“EBITDAR”: for any four fiscal quarter period of the Parent (the "calculation period"), (a) the net earnings of the Parent and its Subsidiaries on a Consolidated basis  for such calculation period as determined in accordance with GAAP, plus (b) to the extent deducted in the calculation of such net earnings for such calculation period, the sum, without duplication, of the following: (i) Interest Expense and financing costs, (ii) provision for income taxes, (iii) depreciation, (iv) amortization, (v) Rent Expense, and (vi) non-recurring non-cash charges and expenses in an aggregate amount not exceeding $100,000,000, minus (c) to the extent included in the calculation of such net earnings for such calculation period, non-recurring non-cash gains.

“Effective Date”: the date on which the conditions specified in Article 5 are satisfied (or waived in accordance with Section 11.1).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Bank and the Swing Line Lender (in each case to the extent required by Section 11.6(b)(iii)), and, unless an Event of Default has occurred and is continuing (and subject to Section 11.6(b)(iii)(1)), the Parent (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party, any Subsidiary of any Loan Party, or any of their respective Affiliates.

“EMU”: Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation”: legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability”: as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with any Borrower or any of their respective Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 303 of ERISA and Section 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the failure to meet minimum required contributions under Section 430 of the Code or Section 303 of ERISA for any plan year; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (vii) the receipt by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro”: the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Event of Default”: any of the events specified in Article 9, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

“Excess Tax”:  as defined in Section 3.6(g).

“Existing Credit Agreement”: the Credit Agreement, dated as of July 31, 2009, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, Tiffany & Co. Japan Inc., the other Subsidiary Borrowers party thereto, the Lenders party thereto and The Bank of New York Mellon, as administrative agent, as amended.

“Expiration Date”: the Business Day immediately preceding the Maturity Date.

“Facility Fee”: as defined in Section 3.3(a).

“FATCA”: Sections 1471 through 1474 of the Code and any regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof.

“Federal Funds Rate”: for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the three rates quoted by federal funds brokers to BNY Mellon on such day on such transactions received by BNY Mellon as determined by BNY Mellon and reported to the Administrative Agent.

“Financial Officer”: the chief financial officer, the treasurer or the assistant treasurer of the Parent or such other officer thereof as shall be reasonably satisfactory to the Administrative Agent.

“Financial Statements”: as defined in Section 4.14.

“Five Year Credit Agreement”: the Five Year Credit Agreement, dated as of the date hereof, among the Parent, Tiffany, Tiffany International, Tiffany Japan, the other Borrowers party thereto, the lenders party thereto and BNY Mellon, as administrative agent, as amended, supplemented, replaced, refinanced or otherwise modified from time to time.

“Five Year Loan Documents”: the Loan Documents (as defined in the Five Year Credit Agreement), as amended, supplemented, replaced, refinanced or otherwise modified from time to time.

“Fixed Charge Coverage Ratio”: as of any date, the ratio of (a)(i) EBIT for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d), plus (ii) Rent Expense for such period, to (b)(i) Rent Expense for such period plus (ii) Interest Expense for such period.

“Fixed Rate Loan”: a Core Currency Advance, a Swing Line Negotiated Rate Advance or an Individual Currency Loan.

“Foreign Pension Plan”: any plan, fund (including any superannuation fund) or other similar program established or maintained outside of the United States by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code; provided that any governmental plan or program requiring the mandatory payment of social insurance taxes or similar contributions to a governmental fund with respect to the wages of an employee will not be considered a “Foreign Pension Plan”.

“French Borrower”: a Borrower incorporated in France.

“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.  If at any time after the Effective Date any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Required Lenders, the Parent or the appropriate Borrowers shall so request, the Administrative Agent, the Lenders, the Parent and such Borrowers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent and such Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under the Loan Documents or as reasonably requested thereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority, instrumentality or other political subdivision thereof, any central bank, or any court or arbitrator.

“Guarantors”: collectively, the Parent, Tiffany, Tiffany International, Tiffany Japan and each other Borrower organized under the laws of the United States or any State thereof; each a “Guarantor”.

“Guaranty”:  as defined in Section 5.2.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness”:  as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations of such Person of Indebtedness of others.

“Indemnified Tax”: as to any Person, any Tax, except (i) a Tax on Income imposed on such Person, (ii) any interest, fees or penalties for late payment imposed on such Person on Taxes described in clause (i)(in each case under clauses (i) and (ii) to the extent not attributable to the failure of the Parent or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority) and (iii) any U.S. federal withholding Taxes imposed under FATCA.

“Indemnified Tax Person”:  the Administrative Agent, the Swing Line Lender, the Issuing Bank, or any Lender.

“Indemnitee”: as defined in Section 11.3(b).

“Individual Currency Commitment”: with respect to each Lender and any Non-Core Currency, the amount set forth opposite such Lender’s name in Exhibit A-2 directly below the column entitled “Individual Currency Commitment” in respect of such Non-Core Currency (determined on the basis of the Dollar Equivalent for such Non-Core Currency), as the same may be (x) adjusted pursuant to Section 2.7 or 3.8(b) or (y) adjusted as a result of assignments to or from such Lender pursuant to Section 11.6.

“Individual Currency Interest Period”: with respect to any Individual Currency Loan requested by any Borrower, the period commencing on the Borrowing Date with respect to such Individual Currency Loan and ending one, two or three months thereafter, as selected by such Borrower in its irrevocable Notice of Borrowing, provided that (i) if any Individual Currency Interest Period would otherwise end on a day which is not a Business Day, such Individual Currency Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Individual Currency Interest Period into another calendar month, in which event such Individual Currency Interest Period shall end on the immediately preceding Business Day, (ii) any Individual Currency Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Individual Currency Interest Period) shall end on the last Business Day of a calendar month, and (iii) no Borrower shall select an Individual Currency Interest Period which shall end after the Maturity Date.

“Individual Currency Loan” and “Individual Currency Loans”: as defined in Section 2.1(d).

“Individual Currency Rate”: with respect to each day during each Individual Currency Interest Period applicable to any Individual Currency Loan (other than an Individual Currency Loan in Mexican Pesos), a rate of interest per annum (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) equal to:

(A)           with respect to Canadian Dollars, (i) the rate equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the applicable Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Individual Currency Interest Period, for Canadian Dollar deposits (for delivery on the first day of such Individual Currency Interest Period) with a term equivalent to such Individual Currency Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the applicable Lender to be the rate at which deposits in Canadian Dollars for delivery on the first day of such Individual Currency Interest Period in same day funds in the approximate amount of the Individual Currency Loan being made by such applicable Lender and with a term equivalent to such Individual Currency Interest Period would be offered by such applicable Lender’s London branch to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Individual Currency Interest Period, provided that for the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields;

(B)           with respect to Euros (France) and Swiss Francs, the applicable rate that appears on Reuters BBA LIBOR Rates Page 3740 or 3750 (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in such Non-Core Currency in the London interbank market) for deposits of such Non-Core Currency with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period;

(C)           with respect to Hong Kong Dollars, the rate that appears on the Reuters Screen under HKABHIBOR (or on any successor or substitute page for HKABHIBOR on the Reuters Screen, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in Hong Kong Dollars in the Hong Kong interbank market) for deposits of Hong Kong Dollars with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 11:00 A.M. (Hong Kong time) on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period;

(D)           with respect to Korean Won, the rate that appears on the Reuters Screen under KORIBOR (or on any successor or substitute for KORIBOR on the Reuters Screen, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in Korean Won in the South Korean interbank market) for deposits of Korean Won with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 11:00 A.M. (Seoul time) on the date of the commencement of such Individual Currency Interest Period, or if such rate is not available at such time for any reason, the rate per annum determined by the applicable Lender to be the rate at which deposits in Korean Won for delivery on the first day of such Individual Currency Interest Period in same day funds in the approximate amount of the Individual Currency Loan being made by such applicable Lender and with a term equivalent to such Individual Currency Interest Period would be offered by such applicable Lender’s South Korean branch to major banks in the South Korean interbank market at their request at approximately 11:00 a.m. (Seoul time) on the date of the commencement of such Individual Currency Interest Period;

(E)           with respect to New Taiwan Dollars, the rate that appears on Reuters BBA LIBOR Rates Page 6164 (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in New Taiwan Dollars in the Taiwan interbank market) for deposits of New Taiwan Dollars with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 10:45 A.M. (Taiwan time) on the date of the commencement of such Individual Currency Interest Period;

(F)           with respect to Singapore Dollars, the rate that appears on page PYOS of the Reuters Screen (Singapore) (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in Singapore Dollars in the Singapore interbank market) for deposits of Singapore Dollars with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (Singapore time), on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period;

(G)           if such rate does not appear on such applicable page or screen of Reuters (or on any such successor or substitute page or screen, or any successor to or substitute for Reuters), the rate per annum at which deposits in the applicable Non-Core Currency in an amount comparable to the principal amount of such Non-Core Currency Advance of the applicable Lender, and for a maturity comparable to such Individual Currency Interest Period, are offered by such applicable Lender in the office of such Lender located in the country of issuance of such Non-Core Currency or the office of such Lender located in such other principal financial center, in each case as such Lender shall designate for such purpose, in immediately available funds in the applicable interbank market as of approximately 11:00 A.M. (or such other local time in the applicable location as the applicable Lender shall determine to be appropriate for such purpose), (x) on the date which is two Business Days (or such other date as the applicable Lender shall determine to be appropriate for such purpose) prior to the commencement of such Individual Currency Interest Period, in the case of Canadian Dollars, Euros (France), Singapore Dollars or Swiss Francs, or (y) on the date of the commencement of such Individual Currency Interest Period, in the case of Hong Kong Dollars, Korean Won or New Taiwan Dollars;

provided that the Individual Currency Rate with respect to Czech Koruna shall be:

With respect to each day during each Individual Currency Interest Period applicable to any Individual Currency Loan in Czech Koruna, a rate of interest per annum equal to the Czech Koruna Cost of Funds Rate.  For purposes hereof, the "Czech Koruna Cost of Funds Rate" means, with respect to an Individual Currency Loan in Czech Koruna, for the relevant Individual Currency Interest Period, a rate per annum equal to ABN AMRO Bank N.V.'s cost of funds, as determined by ABN AMRO Bank N.V. in its sole and absolute discretion, with respect to such Individual Currency Loan for such Individual Currency Interest Period as last quoted to the Parent (on behalf of the applicable Borrower) no later than 9:30 a.m. New York time three (3) Business Days prior to the disbursement or renewal of such Individual Currency Loan in Czech Koruna;

provided that the Individual Currency Rate with respect to Mexican Pesos shall be:

With respect to each day during each Individual Currency Interest Period applicable to any Individual Currency Loan in Mexican Pesos, a rate of interest per annum equal to the Mexican Peso Negotiated Rate.  For purposes hereof, the “Mexican Peso Negotiated Rate” means, with respect to an Individual Currency Loan in Mexican Pesos, for the relevant Individual Currency Interest Period, a rate per annum established by JPMorgan Chase Bank, N.A. in its sole and absolute discretion, as last quoted to the Parent (on behalf of the applicable Borrower) no later than 2:00 p.m. Chicago, Illinois, local time two (2) Business Days prior to the disbursement or renewal of such Individual Currency Loan in Mexican Pesos;

provided that in the event that a new Non-Core Currency has been added pursuant to Section 2.7(c) or (d) of this Agreement, the Individual Currency Rate with respect to such new Non-Core Currency shall be as set forth in the supplement to this Agreement executed and delivered pursuant thereto; and

provided further that, in the event that the applicable Lender has made any determination pursuant to Section 3.4(a)(iv) of this Agreement in respect of any Individual Currency Loan, the Individual Currency Rate determined pursuant to clause (a) of this definition shall instead be the rate based on the all-in cost of funds of the applicable Lender (as determined by such Lender) to fund such Individual Currency Loan with a maturity comparable to such Individual Currency Interest Period.

“Intellectual Property”:  all copyrights, trademarks, service marks, patents, and trade names.

“Intercompany Acquisition”:  an Acquisition by the Parent from any of its Subsidiaries or an Acquisition by any Subsidiary of the Parent from any other Subsidiary of the Parent.

“Intercompany Debt”:  (i) Indebtedness of the Parent to one or more of the Subsidiaries of the Parent and (ii) demand Indebtedness of one or more of the Subsidiaries of the Parent to the Parent or any one or more of the other Subsidiaries of the Parent.

“Intercompany Lien”:  A Lien granted by the Parent or any of its Subsidiaries to the Parent or any of its other Subsidiaries, provided that such Lien does not materially and adversely affect the interests of the Lenders under the Loan Documents.

“Interest Expense”:  for any period, the interest expense of the Parent and its Subsidiaries on a Consolidated basis as determined in accordance with GAAP in respect of such period.

“Interest Period”: a Core Currency Interest Period, an Individual Currency Interest Period or a Swing Line Interest Period, as applicable.

“Interest Rate Protection Arrangement”: any interest rate swap, cap or collar arrangement or any other derivative product, in each case designed to reduce exposure to interest rate fluctuations.

“Investments”: as defined in Section 8.7.

“Issuing Bank”: BNY Mellon, in its capacity as issuer of Letters of Credit.

“Japanese Yen”: freely transferable lawful money of Japan.

“Judgment Currency”: as defined in Section 11.13.

“Judgment Currency Conversion Date”: as defined in Section 11.13.

“LC Disbursement”: a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure”: at any time, the sum, without duplication, of (i) the aggregate undrawn amount (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit denominated in an Alternate Currency) of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent or the applicable Letter of Credit Applicant at such time (after giving effect to any Loans made on such date to pay any such LC Disbursements and determined on the basis of the Dollar Equivalent for each such LC Disbursement in respect of an outstanding Letter of Credit denominated in an Alternate Currency).

“Lender”: each financial institution listed on Exhibit A-1, as well as any Person which becomes a “Lender” hereunder pursuant to Sections 11.6 or 2.7(c); it being understood and agreed, however, that for purposes of making certain Alternate Currency Loans and issuing or participating in certain Letters of Credit under this Agreement, certain of the Lenders have specifically designated on their Administrative Questionnaires certain of their offices, branches, subsidiaries or affiliates that will be responsible for making such Alternate Currency Loans and issuing or participating in such Letters of Credit, or may make such a designation in an Assignment and Assumption entered into by any such Lender.

“Letter of Credit”: any letter of credit issued pursuant to this Agreement and any successive renewals or extensions thereof.

“Letter of Credit Applicant”: with respect to a Letter of Credit issued or to be issued in any Currency, a Permitted Borrower with respect to such Currency.

“Letter of Credit Commitment”: (i) the commitment of the Issuing Bank to issue Letters of Credit, provided that the LC Exposure shall not exceed $50,000,000 (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit denominated in an Alternate Currency), and (ii) the commitment of the Lenders in respect of the LC Exposure as set forth in Section 2.9(d).

“Letter of Credit Fees”: as defined in Section 3.3(b).

“Letter of Credit Request”: a request in the form of Exhibit F.

“Leverage Ratio”: as of any date, the ratio of (a) Adjusted Debt on such date to (b) EBITDAR for the four consecutive fiscal quarter period ended immediately prior to such date or then ending in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d).

“Lien”:  any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Loan”: each Revolving Loan, each Individual Currency Loan and each Swing Line Loan.

“Loan Documents”: this Agreement, the Guaranty and each other agreement, instrument or document now or hereafter executed and delivered by a Loan Party pursuant to or in connection with any of the foregoing.

“Loan Party”: with respect to any Loan Document, the Parent, any Borrower or any Guarantor which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

“Mandatory Borrowing”: as defined in Section 2.1(c).

“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

“Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent, any Borrower or any Guarantor to perform its obligations under any Loan Document, or (iii) the ability of the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender to enforce any Loan Document or exercise any remedies thereunder.

“Maturity Date”: December 19, 2014, or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

“Moody’s”: Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“National Currency Unit”: the unit of currency (other than the Euro) of a Participating Member State.

“Non-Cooperative Jurisdiction”: a “non-cooperative state or territory (Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French tax code (Code général des impôts), as such list may be amended from time to time.

“Non-Core Currencies”: Canadian Dollars, Czech Koruna, Euros (France), Hong Kong Dollars, Korean Won, Mexican Pesos, New Taiwan Dollars, Singapore Dollars, Swiss Francs and each other additional currency added pursuant to Section 2.7(c) or (d), and each lawful currency successor thereto, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency is readily transferable and convertible into Dollars in the London interbank market; each a “Non-Core Currency”.

“Notice of Borrowing”: a request for Loans in the form of Exhibit C signed by the Parent and the applicable Borrower.

“Notice of Conversion”: a notice substantially in the form of Exhibit E.

“Obligation Currency”: as defined in Section 11.13.

“Other Hedging Arrangement”: any foreign exchange contract, currency swap arrangement, commodity arrangement or any other similar arrangement, in each case designed to protect against fluctuations of currency or asset values or liabilities.

“Participant”: as defined in Section 11.6(d).

“Participating Member State”: any member state of the EMU which has the Euro as its lawful currency.

“Patriot Act”: as defined in Section 11.15.

“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Borrower”:

(a)           With respect to any Loan in the following Core Currencies:

(i)           Dollars: the Parent, Tiffany or Tiffany International,

(ii)           Euros: Tiffany, Tiffany International or Tiffany & Co. Luxembourg S.a r.l.

(iii)           Japanese Yen: Tiffany, Tiffany International or Tiffany Japan, and

(iv)           Pounds Sterling: Tiffany, Tiffany International, Tiffany & Co. Limited, a United Kingdom corporation and a wholly-owned Subsidiary of the Parent, or Tiffany & Co. (UK) Holdings Limited, a United Kingdom corporation and a wholly-owned Subsidiary of the Parent.

(b)           With respect to any Loan in the following Non-Core Currencies:

(i)           Canadian Dollars: Tiffany, acting through its Canadian branch, and Tiffany & Co. Canada, a Canadian corporation and a wholly-owned subsidiary of the Parent,

(ii)           Czech Koruna: Tiffany & Co. (CR) S.r.o.,

(iii)           Euros (France): Tiffany, Tiffany International or Tiffany & Co. SAS (formerly Societe Francaise Pour Le Development De La Porcelaine D’Art (S.a r.l.)), a wholly-owned Subsidiary of the Parent,

(iv)           Hong Kong Dollars: Tiffany & Co. of New York Limited, a Hong Kong corporation and a wholly-owned Subsidiary of the Parent,

(v)           Korean Won: Tiffany, Tiffany International or Tiffany Korea Ltd., a Republic of Korea corporation and a wholly-owned Subsidiary of the Parent,

(vi)           Mexican Pesos: Tiffany & Co. Mexico, S.A. de C.V., a Mexican corporation and a wholly-owned Subsidiary of the Parent,

(vii)           New Taiwan Dollars: Tiffany or Tiffany International,

(viii)           Singapore Dollars: Tiffany, Tiffany International or Tiffany & Co. PTE. Ltd., a Singapore corporation and a wholly-owned Subsidiary of the Parent, and

(ix)           Swiss Francs: Tiffany or Tiffany International.

(c)           With respect to any new Non-Core Currency added pursuant to Section 2.7(c) or (d), each applicable Borrower specified by the Parent as a “Permitted Borrower” for such Non-Core Currency pursuant to Section 2.7(c) or (d).

(d)           With respect to any Currency, each additional Subsidiary (which, in the case of a Core Currency, shall be a wholly-owned Subsidiary) of the Parent designated as a “Borrower” and a “Permitted Borrower” for such Currency in a Borrower Addendum delivered pursuant to Section 2.10.

“Person”: any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.

“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower, any of their respective Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling”: freely transferable lawful money of the United Kingdom.

“Property”: in respect of any Person, all types of real, personal, tangible, intangible or mixed property and all types of tangible or intangible property owned or leased by such Person.

“Proportionate Share”:  as to any Subsidiary that is a Borrower (other than Tiffany, Tiffany International and Tiffany Japan) (a) if such cost, expense or other amount is directly attributable to the Loans made to such Borrower or any action taken or omitted to be taken by such Borrower, 100% of such amount and (b) if such cost, expense or other amount is not directly attributable to one or more specific Borrowers, such amount multiplied by (i) if Loans are outstanding, the percentage equivalent of a fraction the numerator of which is the principal amount of Loans outstanding to such Subsidiary and the denominator of which is the aggregate amount of Loans outstanding to all Borrowers and (ii) if no Loans are outstanding, the percentage equivalent of a fraction the numerator of which is one and the denominator of which is the number of Borrowers.

“Proposed Lender”: as defined in Section 2.7(c).

“Purchase Money Indebtedness”: Indebtedness incurred concurrently with or within 120 days after the acquisition of fixed assets (or any improvements thereon) or the substantial completion of the construction thereof by the Parent or any Subsidiary after the Effective Date, which Indebtedness is secured by a Purchase Money Lien on such Property or in rights related thereto.

“Purchase Money Liens”: Liens on fixed assets (or any improvement thereon) or in rights relating thereto, in each case, acquired or constructed by the Parent or any Subsidiary after the Effective Date to secure Indebtedness of the Parent or such Subsidiary incurred in connection with such acquisition or construction, provided that:

(i)           no such Lien shall extend to or cover any Property other than the Property (or improvement thereon) being acquired or constructed,

(ii)           the amount of Indebtedness secured by any such Lien shall not exceed an amount equal to the lesser of (A) the cost to the Parent or such Subsidiary of the Property (or improvement thereon) being acquired or constructed or (B) the fair market value (as determined in good faith by the Parent) of such Property (or improvements thereon), determined at the time of such acquisition or at the time of substantial completion of such construction, and

(iii)           such Lien shall be created concurrently with or within 120 days after such acquisition or the substantial completion of such construction.

“Reference Lender”: BNY Mellon.

“Register”: as defined in Section 11.6(c).

“Regulation D”: Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulatory Capital Change”: as defined in Section 3.4(c).

“Regulatory Increased Cost Change”: as defined in Section 3.4(a)(ii).

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removed Lender”: as defined in Section 3.8(b).

“Rent Expense”: for any period, the rent expense of the Parent and its Subsidiaries on a Consolidated basis as determined in accordance with GAAP under all operating leases in respect of such period.

“Replaced Lender”: as defined in Section 3.8(a).

“Replacement Lender”: as defined in Section 3.8(a).

“Required Lenders”: (a) at any time when there are three or less Lenders, all Lenders, and (b) at any time when there are four or more Lenders, at least three Lenders having (i) at any time when no Loans are outstanding, Core Currency Commitments (or, if no Core Currency Commitments then exist, Core Currency Commitments on the last day on which Core Currency Commitments did exist) and Individual Currency Commitments (or, if no Individual Currency Commitments then exist, Individual Currency Commitments on the last day on which Individual Currency Commitments did exist) equal to at least 51% of the Aggregate Commitments, and (ii) at any time when Loans are outstanding, (x) if the Core Currency Commitments then exist, Core Currency Commitments (and if the Core Currency Commitments have been terminated or otherwise no longer exist, outstanding Revolving Loans and SL/LC Credit Exposure), and (y) if the Individual Currency Commitments then exist, Individual Currency Commitments (and if the Individual Currency Commitments have been terminated or otherwise no longer exist, outstanding Individual Currency Loans) equal to at least 51% of the sum of (A) the Aggregate Core Currency Commitments or outstanding Revolving Loans and SL/LC Credit Exposure, as applicable, and (B) the Individual Currency Commitments or outstanding Individual Currency Loans, as applicable, and (z) if the Core Currency Commitments and the Individual Currency Commitments have been terminated or otherwise no longer exist, Credit Exposures equal to at least 51% of the Aggregate Credit Exposure.

“Required Payment”:  as defined in Section 3.6(a).

“Responsible Officer”:  the president, the chief financial officer, the treasurer or the assistant treasurer of the Parent, Tiffany or Tiffany International.

“Restricted Payment”:  with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person and (d) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the obligations of the Loan Parties under the Loan Documents.

“Revolving Loan” and “Revolving Loans”: as defined in Section 2.1(a).

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“SEC”: the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

“SL/LC Credit Exposure”: with respect to any Lender at any time, (i) the sum of (A) the outstanding principal balance of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each Alternate Core Currency Swing Line Loan), plus (B) the LC Exposure, multiplied by (ii) the Core Currency Commitment Percentage of such Lender.

“Statutory Reserves”: a number equal to 1.00 minus the aggregate of the stated maximum rates in effect on such day (without duplication) of all reserve requirements (including marginal, emergency, supplemental and special reserves) and similar charges, expressed as a decimal, established by any Governmental Authority, including those established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Administrative Agent is subject (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board of Governors of the Federal Reserve System), and for purposes of such Regulation D, Core Currency Advances in Dollars shall be deemed to constitute “Eurocurrency liabilities” under such Regulation D and shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.

“Stock”: any and all shares, rights, interests, participations, warrants, options, rights of conversion or other equivalents (however designated) of corporate stock.

“Subsequent Euro Participant”: any member state of the EMU that adopts the Euro as its lawful currency after the Effective Date.

“Subsidiary”: with respect to any Person at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.  Except as the context may otherwise require, when used herein, the term “Subsidiary” shall mean a Subsidiary of the Parent.

“Swing Line Commitment”: an amount equal to $50,000,000, as the same may be reduced from time to time pursuant to Section 2.7.

“Swing Line Commitment Period”: the period from the Effective Date to, but excluding, the Swing Line Termination Date.

“Swing Line Interest Period”: (i) as to any Swing Line Negotiated Rate Advance, the period commencing on the date of such Swing Line Negotiated Rate Advance and ending on the date agreed to between the Parent, the applicable Borrower and the Swing Line Lender with respect to such Swing Line Negotiated Rate Advance, and (ii) as to any Swing Line Loan made as an ABR Advance, the period commencing on the date of such ABR Advance and ending on the date set forth by the Parent and the applicable Borrower in the Notice of Borrowing with respect to such ABR Advance, provided that (x) the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, or later than 30 days after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, and in no event later than 30 days prior to the Expiration Date and (y) if any Swing Line Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

“Swing Line Lender”: BNY Mellon.

“Swing Line Loan” and “Swing Line Loans”: as defined in Section 2.1(b).

“Swing Line Negotiated Rate”: with respect to any Swing Line Interest Period applicable to any Swing Line Negotiated Rate Advance, the rate of interest per annum agreed to by the Parent, the applicable Borrower, and the Swing Line Lender with respect thereto in accordance with Section 2.3(b).

“Swing Line Negotiated Rate Advances”: collectively, the Swing Line Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based on a Swing Line Negotiated Rate; each a “Swing Line Negotiated Rate Advance”.

“Swing Line Termination Date”: the date which is 30 days prior to the Expiration Date.

“TARGET Operating Day”:  any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

“Tax”: any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Tax on Income”: as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person’s principal office is located, or (iv) in the case of each Lender or Swing Line Lender, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

“Transactions”: (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (ii) the borrowing of the Loans and the issuance of the Letters of Credit and (iii) the use of the proceeds of the Loans.

“Treaty on European Union”: the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

“Unfunded Pension Liability”: the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined as of the most recent actuarial valuation used for funding purposes in accordance with the assumptions used for funding the Plan pursuant to Section 430 of the Code for the applicable plan year.

“United States”: the United States of America (including the States thereof and the District of Columbia).

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Principles of Construction

  (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

(b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.  Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Parent.

(c) All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

(d) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

Section 2.1 Loans

(a) Subject to the terms and conditions hereof, each Lender severally agrees during the Commitment Period to make revolving credit loans to one or more of the Permitted Borrowers in the respective applicable Core Currencies (each a “Revolving Loan” and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the “Revolving Loans”), provided that immediately after giving effect thereto:  (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments, and (iii) with respect to each Lender, (x) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Revolving Loan), plus (y) the SL/LC Credit Exposure of such Lender, shall not exceed such Lender’s Core Currency Commitment. Subject to the terms and conditions hereof, Revolving Loans shall be Core Currency Advances or, at the option of the applicable Borrower, solely with respect to Revolving Loans in Dollars, ABR Advances.  The Revolving Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in the applicable Currency on the Maturity Date.

(b) Subject to and upon the terms and conditions set forth herein, the Swing Line Lender in its individual capacity agrees during the Swing Line Commitment Period to make loans to one or more of the Permitted Borrowers in the respective applicable Core Currencies (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”), provided that immediately after giving effect thereto: (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments, and (iii) the aggregate outstanding principal amount of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Swing Line Loan) shall not exceed the Swing Line Commitment.  Subject to the terms and conditions hereof, Swing Line Loans, shall be Swing Line Negotiated Rate Advances or, at the option of the applicable Borrower, solely with respect to Swing Line Loans in Dollars, ABR Advances. Swing Line Loans shall mature and be due and payable on the earlier of, with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan maintained as an ABR Advance, (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

(c) On any Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Parent (on behalf of all applicable Borrowers) that its outstanding Swing Line Loans shall be funded with a borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9(g) or (h)), in which case one or more borrowings of Revolving Loans constituting ABR Advances (or, subject to Section 3.9, constituting one or more Core Currency Advances specified by the Parent in accordance with Section 2.3(a) with a one month Interest Period (or such other Interest Period specified by the Parent in accordance with Section 2.3(a)) in the applicable Currency, as the case may be (each such borrowing a “Mandatory Borrowing”), shall be made on the fifth Business Day immediately succeeding such notice by each Lender pro rata based on its Core Currency Commitment Percentage immediately prior thereto, and the proceeds thereof shall be applied directly to the Swing Line Lender to repay the Swing Line Lender for such outstanding Swing Line Loans.  Each Lender hereby irrevocably agrees to make Revolving Loans in the applicable Currency pursuant to each Mandatory Borrowing in respect of any Swing Line Loan in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder, (ii) whether any conditions specified in Article 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, and (vi) the Aggregate Commitments, the Aggregate Core Currency Commitments or the Aggregate Core Currency Credit Exposure at such time.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of any proceeding referred to in Section 9(g) or (h)), then each Lender agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Parent or the applicable Borrower on or after such date and prior to such purchase) from the Swing Line Lender such assignments in each outstanding Swing Line Loan as shall be necessary to cause the Lenders to share in each such Swing Line Loan ratably based upon their respective Core Currency Commitment Percentages at such time, provided that all interest payable on each such Swing Line Loan shall be for the account of the Swing Line Lender until the date as of which the respective assignment therein is purchased and, to the extent attributable to the purchased assignment, shall be payable to the relevant Lender from and after such date.  Each Lender agrees promptly to indemnify the Swing Line Lender for any costs or expenses the Swing Line Lender may incur as a result of the failure of such Lender to fulfill its obligations under this Section 2.1(c).

(d) Subject to the terms and conditions hereof, each Lender in its individual capacity agrees to make at any time and from time to time during the Commitment Period a loan or loans under one or more of its Individual Currency Commitments to one or more of the Permitted Borrowers in the respective applicable Non-Core Currencies (each an “Individual Currency Loan” and, as the context may require, collectively with all other Individual Currency Loans of such Lender and, as the context may require, with the Individual Currency Loans of all other Lenders, the “Individual Currency Loans”), provided that immediately after giving effect thereto: (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments, and (iii) with respect to any Lender, the aggregate principal amount of the Individual Currency Loans of such Lender denominated in an applicable Non-Core Currency shall not exceed such Lender’s Individual Currency Commitment in such applicable Non-Core Currency. Each Individual Currency Loan shall be due and payable on the earlier of (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

Section 2.2 Minimum Amount of Each Borrowing

(a) The aggregate principal amount of each borrowing of Revolving Loans shall not (x) in the case of Revolving Loans constituting ABR Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof, and (y) in the case of Core Currency Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a borrowing of Alternate Core Currency Revolving Loans), provided that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c).

(b) The aggregate principal amount of each borrowing of Swing Line Loans shall not be less than $100,000 or such amount plus a multiple of $50,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof in the case of a borrowing of Alternate Core Currency Swing Line Loans).

(c) The aggregate principal amount of each borrowing of Individual Currency Loans shall not be less than an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof.

(d) At no time shall the aggregate outstanding number (whether as a result of borrowings or conversions), of (i) all Core Currency Advances exceed 12 and (ii) all Individual Currency Loans exceed 21.

Section 2.3 Notice of Borrowing

(a) Whenever a Borrower desires to borrow Revolving Loans hereunder (excluding Mandatory Borrowings), the Parent and such Borrower shall give the Administrative Agent at its office set forth in Section 11.2 prior written notice (or telephonic notice promptly confirmed in writing) (i) no later than 10:30 A.M. on the date of each ABR Advance and (ii) no later than 11:00 A.M. at least three Business Days prior to the date of each Core Currency Advance, in each case to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 10:30 A.M. on such day in the case of clause (i) above and 11:00 A.M. on such day in the case of clause (ii) above.  Each such written notice or written confirmation of telephonic notice (each a “Notice of Borrowing”) shall be irrevocable and shall be given by the Parent and the applicable Borrower in the form of Exhibit C, appropriately completed to specify (A) the name of such applicable Borrower, (B) the date of such borrowing (which shall be a Business Day), (C) the applicable Currency for such Revolving Loans, (D) the aggregate principal amount of the Revolving Loans to be made (stated in the applicable Currency), (E) in the case of Revolving Loans in Dollars, whether the Revolving Loans being made are to be initially maintained as ABR Advances or Core Currency Advances and (F) in the case of Core Currency Advances, the initial Interest Period applicable thereto.  The Administrative Agent shall promptly give each Lender notice of such proposed borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b) (i)           Whenever a Borrower desires to borrow Swing Line Loans hereunder, the Parent and such Borrower shall give the Swing Line Lender a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) at its office set forth in Section 11.2 no later than (x) 1:00 P.M. on the requested Borrowing Date in respect of a Swing Line Loan in Dollars, (y) 10:30 A.M. at least one Business Day prior to the requested Borrowing Date in respect of an Alternate Core Currency Swing Line Loan in Pounds Sterling and (z) 10:30 A.M. at least two Business Days prior to the requested Borrowing Date in respect of any other Alternate Core Currency Swing Line Loan, provided, that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. on such day in the case of clause (x) above or 10:30 A.M. on such day in the case of clause (y) or (z) above.  Each such notice shall be irrevocable and specify in each case (A) the name of such Borrower, (B) the date of such borrowing (which shall be a Business Day) (C) the applicable Currency for such Swing Line Loans, (D) the aggregate principal amount of such Swing Line Loans (stated in the applicable Currency) and (E) the requested amount and the requested Interest Period and maturity date with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan made as an ABR Advance.  Upon receipt from the Parent and the applicable Borrower of a Notice of Borrowing which requests one or more Swing Line Negotiated Rate Advances, the Swing Line Lender shall, following discussion with the Parent regarding the proposed Swing Line Negotiated Rate for such Swing Line Negotiated Rate Advance, confirm in writing to the Parent the applicable Swing Line Negotiated Rate by (x) 4:00 P.M. on the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in Dollars, (y) 12:00 Noon one Business Day prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in Pounds Sterling and (z) 12:00 Noon two Business Days prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in a Core Currency (other than Dollars and Pounds Sterling).

(ii)           Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with each applicable Borrower irrevocably agreeing, by its borrowing of any Swing Line Loan, to the making of the Mandatory Borrowings as set forth in Section 2.1(c).

(c) Whenever a Borrower desires to borrow Individual Currency Loans hereunder, the Parent and such Borrower shall give the Administrative Agent at its office set forth in Section 11.2 a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) no later than 11:00 A.M. at least three Business Days’ prior to the requested Borrowing Date in respect of such Individual Currency Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. on such day. Such Notice of Borrowing shall become effective upon receipt by such Lender of such written confirmation from the Administrative Agent.  Each such Notice of Borrowing shall be irrevocable and shall specify (A) the name of the applicable Borrower, (B) the date of such borrowing (which shall be a Business Day), (C) the applicable Currency for such Individual Currency Loans, (D) the aggregate principal amount of such Individual Currency Loans (stated in the applicable Currency), and (E) the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each applicable Lender notice of such proposed borrowing at its Applicable Lending Office, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent or the Swing Line Lender (in the case of any borrowing of Swing Line Loans), as the case may be, may act without liability upon the basis of telephonic notice of such borrowing, believed by the Administrative Agent or the Swing Line Lender, as the case may be, in good faith to be from such Borrower prior to receipt of written confirmation.

Section 2.4 Disbursement of Funds

(a) Revolving Loans and Swing Line Loans. No later than 12:00 Noon (local time in the city in which the proceeds of the applicable Revolving Loans or Swing Line Loan (other than Individual Currency Loans) are to be made available in accordance with the terms hereof) on the date specified in each Notice of Borrowing (or no later than 5:00 P.M. (New York City time) on the date specified for the borrowing of each such Swing Line Loan and Revolving Loan in Dollars), each Lender will make available its pro rata portion of the Loans requested to be made on such date (or in the case of Swing Line Loans, the Swing Line Lender shall make available the full amount thereof), in the applicable Currency.  All such Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at such Applicable Payment Office, in the applicable Currency, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:30 P.M. (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on such day (or 5:00 P.M. (New York City time) on such day for Swing Line Loans and Revolving Loans in Dollars), in each case to the extent of funds actually received by the Administrative Agent.

(b) Individual Currency Loans. No later than 12:00 Noon (local time in the city in which the proceeds of the applicable Individual Currency Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date for each such Individual Currency Loan, each Lender having an Individual Currency Commitment in the Currency in  which such Individual Currency Loans are to be made shall make available its pro rata portion of the aggregate amount (pro rata among such Lenders in accordance with each such Lender’s Individual Currency Commitment in such Currency) of such Individual Currency Loans requested to be made on such Borrowing Date directly to the applicable Borrower at such Lender’s Applicable Payment Office, in each case in immediately available funds in the applicable Currency.

(c) Failure to Fund. Unless the Administrative Agent shall have been notified by a Lender prior to the making of any Loans that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Loans (other than Individual Currency Loans) to be made on such date the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with all costs and expenses incurred by the Administrative Agent in connection therewith.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the applicable Borrower.  The Administrative Agent shall be entitled to recover on demand from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such applicable Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate in effect (or in the case of Alternate Currency Loans, at a rate equal to the all-in cost of funds of the Administrative Agent for the applicable Currency) on each such day as determined by the Administrative Agent. If such corresponding amount is not made available by such Lender to the Administrative Agent within one Business Day after such Borrowing Date, the Administrative Agent shall also be entitled to receive from the applicable Borrower such amount, together with, in the case of a Loan, the interest rate applicable to such Loan as determined pursuant to Section 3.1. Nothing in this Section shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the applicable Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

(d) Borrower Accounts.  Each Loan made to a Borrower shall be made to its applicable payment account specified on Exhibit L or such other account which it may from time to time specify by written notice to the Administrative Agent and the applicable Lenders.

Section 2.5 Payments

(a) Loans and Fees.  Except as otherwise specifically provided herein, each payment, including each prepayment, of principal and interest on the Revolving Loans, the Facility Fee and the Letter of Credit Fees shall be made by the Parent or the applicable Borrowers, as applicable, to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment, and each payment, including each prepayment, of principal and interest on the Individual Currency Loans shall be made directly by the applicable Borrower to the applicable Lender at the Applicable Payment Office of such Lender in funds immediately available to such Lender at such office by 12:00 Noon (local time in the city in which such Lender’s Applicable Payment Office is located).  Promptly upon receipt by the Administrative Agent of payments made to it pursuant to this Section 2.5(a), the Administrative Agent shall remit such payment in like funds as received to: (x) the Lenders (i) in the case of the Facility Fee, pro rata according to the Aggregate Commitment Percentage of each Lender, and (ii) in the case of the Letter of Credit Fees, pro rata according to the average daily Core Currency Commitment Percentage of each Lender, in each case for the period in respect of which such payment was made, (y) except as provided in clause (z) below, the Lenders, pro rata according to the aggregate outstanding principal balance of the Revolving Loans of each Lender, in the case of principal and interest thereon, and (z) the applicable Lender in the case of a prepayment required as a result of a reallocation pursuant to Section 2.7(d).  The Parent and each Lender shall promptly notify the Administrative Agent of the date and amount of each direct payment made by a Borrower to such Lender in respect of each Individual Currency Loan pursuant to this Section 2.5(a).

(b) Swing Line Loans.  Each payment, including each prepayment, of principal and interest on the Swing Line Loans shall be made by the applicable Borrower to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent in like funds as received, to the Swing Line Lender.

(c) Late Payments. The failure of the Parent or any of the Borrowers to make any such payment by the time required above in this Section 2.5 shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the applicable amounts payable.

(d) Non-Cooperative Jurisdictions. None of the payments made by or on account of a French Borrower to the Administrative Agent or any Lenders pursuant to the Loan Documents and, as for payments received from or on account from a French Borrower, none of the payments remitted to any Lenders pursuant to the Loan Documents, shall be paid or remitted to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction.

(e) Alternate Currencies. The principal of and interest on each Alternate Currency Loan shall be paid only in the applicable Currency for such Alternate Currency Loan.

(f) Payments Due on Days Which are Not Business Days. If any payment hereunder shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided herein) shall be extended to the next Business Day and with respect to payments in respect of principal and interest shall be payable at the applicable rate specified herein during such extension.

(g) Insufficient Funds. If at any time insufficient funds are received by the Administrative Agent to pay fully all payments of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements, then due to such parties.

(h) Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements or Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements or Swing Line Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

(i) Payments in Euro. A payment in Euros shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment.  With respect to the payment of any amount denominated in Euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Euros to the account with the bank in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose.  In this subsection (i), “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine to be applicable for the purpose of clearing or settling payments of Euros. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in Euros.

Section 2.6 Pro Rata Borrowings

(a) Revolving Loans. In connection with each borrowing of Revolving Loans, each Lender shall make available an amount equal to the aggregate amount of such Revolving Loans, multiplied by such Lender’s Core Currency Commitment Percentage.

(b) Individual Currency Loans. In connection with each borrowing of Individual Currency Loans in the same Currency, each Lender having an Individual Currency Commitment in such Currency shall make available an amount equal to the aggregate amount of such Individual Currency Loans, multiplied by such Lender’s pro rata portion thereof (pro rata among such Lenders in accordance with each such Lender’s Individual Currency Commitment in such Currency).

(c) General. The obligations of the Lenders under this Agreement are several and no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder. Each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.7                      Termination, Reduction or Increase of Aggregate Core Currency Commitments, Swing Line Commitment and Letter of Credit Commitment; Reallocation of Core Currency Commitments and Individual Currency Commitments

(a) Voluntary Reductions. The Parent shall have the right, upon at least three Business Days’ prior written notice to the Administrative Agent, at any time to terminate the Aggregate Core Currency Commitments or the Letter of Credit Commitment or from time to time to reduce permanently the Aggregate Core Currency Commitments or the Letter of Credit Commitment, provided that any such reduction shall be in the amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

(b) Swing Line Commitment. The Parent shall have the right, upon at least three Business Days’ prior written notice to the Administrative Agent and the Swing Line Lender, at any time, to reduce permanently the Swing Line Commitment in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Swing Line Loans then outstanding (after giving effect to any contemporaneous prepayment thereof) without premium or penalty, provided that each partial reduction of the Swing Line Commitment shall be in an amount equal to $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

(c) Increase to Aggregate Commitments, Aggregate Core Currency Commitments and Aggregate Individual Currency Commitments. Notwithstanding anything to the contrary contained herein, provided that no Default or Event of Default exists or would exist immediately before or after giving effect thereto, the Parent may at any time or from time to time, at the Parent’s sole cost and expense, request any Lender to increase its Core Currency Commitment or any of its Individual Currency Commitments or to provide one or more new Individual Currency Commitments in an existing or in a new Non-Core Currency or request any other bank, insurance company, pension fund, mutual fund or other financial institution (each a “Proposed Lender”; each such Proposed Lender to be reasonably satisfactory to the Swing Line Lender and the Issuing Bank) to provide a new Core Currency Commitment and one or more new Individual Currency Commitments in an existing or in a new Non-Core Currency, by submitting a supplement to this Agreement to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Credit Parties.  If such supplement is in all respects reasonably satisfactory to it, each of the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Parent, and such Lender (provided that, in the case of a request pursuant to this Section 2.7(c), such Lender shall have consented to such request, such consent to be within the sole discretion of such Lender) or Proposed Lender, as the case may be, shall each execute a copy thereof and deliver a copy thereof to the Administrative Agent, the Parent and such Lender or such Proposed Lender, as the case may be.  Upon execution and delivery of such supplement, (i) in the case of such Lender, the amount of such Lender’s increased Core Currency Commitment and/or increased or new Individual Currency Commitment(s) shall be as set forth in such supplement, (ii) in the case of such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a “Lender” with a Core Currency Commitment and one or more Individual Currency Commitments as set forth in such supplement, (iii) in the event that a new Non-Core Currency has been added, the Individual Currency Rate and any other pertinent information relating to such Individual Currency Rate shall be as set forth in such supplement and (iv) in each case, the Core Currency Commitments and the Core Currency Commitment Percentages set forth in Exhibit A-1 and the Individual Currency Commitments set forth in Exhibit A-2 shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender; provided that:

(A)           immediately after giving effect thereto, the Aggregate Commitments shall not exceed $275,000,000 and each increase in the Aggregate Core Currency Commitments shall be in the amount of $25,000,000 or such amount plus a whole multiple thereof;

(B)           if any new Individual Currency Commitment has been added in a new Non-Core Currency, the Parent shall specify in writing the Permitted Borrower(s) for such new Non-Core Currency and deliver an opinion of foreign local counsel to each such Permitted Borrower in all respects reasonably satisfactory to the Administrative Agent;

(C)           if, after giving effect to any such increase in the Core Currency Commitments, Revolving Loans would be outstanding, then simultaneously with such increase (1) each such Lender, each such Proposed Lender and each other Lender shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit D, pursuant to which each such other Lender shall have assigned to each such Lender and each such Proposed Lender a portion of its Revolving Loans necessary to reflect proportionately the Core Currency Commitments as adjusted in accordance with this subsection (c), and (2) in connection with such assignment, each such Lender and each such Proposed Lender shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5;

(D)           if, after giving effect to any such increase in any Individual Currency Commitment in any Currency, Individual Currency Loans in such Currency would be outstanding, then simultaneously with such increase (1) such Lender and each other Lender having an Individual Currency Commitment in such Currency shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each such other Lender a portion of such other Lender’s Individual Currency Loans in such Currency necessary to reflect proportionately the Individual Currency Commitments in such Currency as adjusted in accordance with this subsection (c), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to each other, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Individual Currency Loans in such Currency, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5;

(E)           each such Proposed Lender shall have delivered to the Administrative Agent and the Parent (on behalf of the Borrowers) all forms, if any, that are required to be delivered by such Proposed Lender pursuant to Section 3.6; and

(F)           the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

(d) Reallocation of Core Currency Commitments and Individual Currency Commitments. Notwithstanding anything to the contrary contained herein, provided that no Default or Event of Default exists or would exist immediately before or after giving effect thereto, the Parent may at any time or from time to time, at the Parent’s sole cost and expense, (i) request any Lender to reallocate a portion of its Core Currency Commitment to one or more of its existing Individual Currency Commitments or to one or more new Individual Currency Commitments, (ii) request any Lender to reallocate one or more of its Individual Currency Commitments to one or more of its existing Individual Currency Commitments or to one or more new Individual Currency Commitments or (iii) direct any Lender to reallocate one or more of its existing Individual Currency Commitments to its Core Currency Commitment by submitting a supplement to this Agreement to the Administrative Agent.  If such supplement is in all respects reasonably satisfactory to it, each of the Administrative Agent, the Parent and such Lender (provided that, in the case of a request pursuant to clause (i) or (ii) above, such Lender shall have consented to such request, such consent to be within the sole discretion of such Lender, and, in the case of a request pursuant to clause (iii) above, the amount of such Lender’s Core Currency Commitment when added to the aggregate amount of such Lender’s Individual Currency Commitments shall remain unchanged) shall execute a copy thereof and deliver a copy thereof to the Administrative Agent, the Parent and such Lender.  Upon execution and delivery of such supplement, (i) in the case of such Lender, the amount of such Lender’s reallocated Core Currency Commitment and Individual Currency Commitment(s) shall be as set forth in such supplement, (ii) in the event that a new Non-Core Currency has been added, the Individual Currency Rate and any other pertinent information relating to such Individual Currency Rate shall be as set forth in such supplement and (iii) in each case, the Core Currency Commitments and the Core Currency Commitment Percentages set forth in Exhibit A-1 and the Individual Currency Commitments set forth in Exhibit A-2 shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender; provided that:

(A)           immediately after giving effect thereto, the Aggregate Commitments shall not exceed $200,000,000, as such amount may be adjusted in accordance with this Section 2.7 or 3.8(b);

(B)           if any new Individual Currency Commitment has been added in a new Non-Core Currency, the Parent shall specify in writing the Permitted Borrower(s) for such new Non-Core Currency and deliver an opinion of foreign local counsel to each such Permitted Borrower in all respects reasonably satisfactory to the Administrative Agent;

(C)           if, after giving effect to any such reallocation of the Core Currency Commitments, Revolving Loans would be outstanding, then simultaneously with such reallocation (1) such Lender and each other Lender shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each other Lender a portion of such other Lender’s Revolving Loans necessary to reflect proportionately the Core Currency Commitments as reallocated in accordance with this subsection (d), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to the Administrative Agent, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5;

(D)           if, after giving effect to any such reallocation of any Individual Currency Commitment in any Currency, Individual Currency Loans in such Currency would be outstanding, then simultaneously with such reallocation (1) such Lender and each other Lender having an Individual Currency Commitment in such Currency shall be deemed to have entered into a master assignment and assumption agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each such other Lender a portion of such other Lender’s Individual Currency Loans in such Currency necessary to reflect proportionately the Individual Currency Commitments in such Currency as reallocated in accordance with this subsection (d), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to each other, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Individual Currency Loans in such Currency, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5; and

(E)           the Administrative Agent shall have received such certificates, legal opinions and other items as it shall reasonably request in connection with such reallocation.

(e) In General. Except in the case of a reallocation pursuant to Section 2.7(d) or a removal pursuant to Section 3.8(b), each reduction of the Aggregate Core Currency Commitments and the Letter of Credit Commitment shall be applied pro rata according to the Core Currency Commitment Percentage of each Lender at the time of such reduction.  Simultaneously with each reduction of the Aggregate Commitments under this Section, the applicable Borrowers shall pay the Facility Fee accrued on the amount by which the Aggregate Commitments have been reduced.  Simultaneously with each reduction of the Aggregate Core Currency Commitments, the Swing Line Commitment and the Individual Currency Commitments, the applicable Borrowers shall prepay the Loans as required by Section 2.8.  The Aggregate Core Currency Commitments shall not be reduced below an amount equal to the Aggregate Core Currency Credit Exposure (after giving effect to any prepayment of the Loans made simultaneously with such reduction of the Aggregate Core Currency Commitments). No Individual Currency Commitment of any Lender in any Non-Core Currency shall be reduced below an amount equal to the outstanding principal amount of the Individual Currency Loans of such Lender in such Non-Core Currency (after giving effect to any prepayment of the such Individual Currency Loans made simultaneously with such reduction of such Individual Currency Commitment). The Letter of Credit Commitment shall not be reduced below an amount equal to the LC Exposure.

Section 2.8 Prepayments of the Loans

(a) Voluntary Prepayments. Each Borrower may, at its option, prepay the Loans made to such Borrower without premium or penalty, (x) in the case of Revolving Loans and Swing Line Loans, in full at any time or in part from time to time, and (y) in the case of Individual Currency Loans, in full at any time or in part from time to time, in each case by notifying the Administrative Agent in writing at least three Business Days prior to the proposed prepayment date, identifying the Loans to be prepaid as Revolving Loans, Swing Line Loans or Individual Currency Loans and specifying whether the Loans to be prepaid consist of ABR Advances, Core Currency Advances or Swing Line Negotiated Rate Advances, or a combination thereof, the amount to be prepaid and the date of prepayment.  Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid.  Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof in the case of Revolving Loans, the Swing Line Lender in the case of Swing Line Loans and the applicable Lender or Lenders in the case of Individual Currency Loans.  Each partial prepayment of ABR Advances and Core Currency Advances pursuant to this subsection shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a partial prepayment of Alternate Core Currency Revolving Loans), or, if less, the outstanding principal balance thereof.  Each partial prepayment of Individual Currency Loans and Swing Line Loans pursuant to this subsection shall be in an aggregate principal amount of $100,000 or such amount plus a whole multiple of $50,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof in the case of a partial prepayment of Alternate Core Currency Swing Line Loans or Individual Currency Loans), or, if less, the outstanding principal balance thereof.  After giving effect to any partial prepayment with respect to Core Currency Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Core Currency Advances shall equal (subject to Section 3.2) $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Alternate Currency Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a prepayment of Core Currency Advances in an Alternate Currency).

(b) Mandatory Prepayments of Loans

(i) Subject to clause (ii) below with respect to Swing Line Loans, simultaneously with each reduction of the Aggregate Core Currency Commitments under Section 2.7, the applicable Borrowers shall prepay the Revolving Loans or Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Revolving Loan or Alternate Core Currency Swing Line Loan) by the amount, if any, by which the Aggregate Core Currency Credit Exposure exceeds the amount of the Aggregate Core Currency Commitments as so reduced.

(ii) Simultaneously with each reduction of the Swing Line Commitment under Section 2.7, the applicable Borrowers shall prepay the Swing Line Loans by the amount, if any, by which the outstanding principal balance of the Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Swing Line Loan) exceeds the amount of the Swing Line Commitment as so reduced.

(iii) Simultaneously with each reallocation resulting in a reduction of an Individual Currency Commitment of any Lender under Section 2.7, the applicable Borrower shall prepay the Individual Currency Loans made by such Lender to such Borrower under such Individual Currency Commitment by the amount, if any, by which the outstanding principal balance of such Individual Currency Loans exceeds the amount of such Individual Currency Commitment as so reduced.

(iv) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Credit Exposure shall exceed the Aggregate Commitments, the applicable Borrowers shall prepay the Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Credit Exposure shall not exceed the Aggregate Commitments.

(v) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Core Currency Credit Exposure shall exceed the Aggregate Core Currency Commitments, the applicable Borrowers shall prepay the Revolving Loans or Swing Line Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments.

(vi) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Individual Currency Credit Exposure shall exceed the Aggregate Individual Currency Commitments, the applicable Borrowers shall prepay the Individual Currency Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments.

(vii) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the outstanding principal amount of Individual Currency Loans of any Lender in any Non-Core Currency shall exceed the Individual Currency Commitment of such Lender in such Non-Core Currency, the applicable Borrowers shall prepay such Individual Currency Loans in an aggregate principal amount such that, immediately after giving effect thereto, the outstanding principal amount of such Individual Currency Loans shall not exceed the Individual Currency Commitment of such Lender in such Non-Core Currency.

(c) In General. If any prepayment is made in respect of any Core Currency Advance, Swing Line Negotiated Rate Advance or Individual Currency Loan, in whole or in part, prior to the last day of the Interest Period applicable thereto, the applicable Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

Section 2.9 Letters of Credit

(a) General. Subject to the terms and conditions set forth herein, the Parent and a Letter of Credit Applicant may request the issuance of Letters of Credit for the account of a Letter of Credit Applicant in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Effective Date to the Business Day immediately preceding the Maturity Date.  Each Letter of Credit shall be denominated in a Core Currency, provided that, at the request of any Letter of Credit Applicant, the Issuing Bank may, in its sole discretion, issue one or more Letters of Credit for the account of such Letter of Credit Applicant in one or more Non-Core Currencies. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent and any Letter of Credit Applicant to, or entered into by the Parent and any Letter of Credit Applicant with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent and the applicable Letter of Credit Applicant shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.9(c)), the amount of such Letter of Credit, the Currency in which such Letter of Credit is requested to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent and the applicable Letter of Credit Applicant also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Parent and such Letter of Credit Applicant shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, and (iii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments.

(c) LC Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is one Business Day prior to the Maturity Date, provided that any Letter of Credit may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date that is one Business Day prior to the Maturity Date).

(d) Participations. By the issuance of a Letter of Credit the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Letter of Credit equal to such Lender's Core Currency Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Core Currency Commitment Percentage of each LC Disbursement made by the Issuing Bank in respect of each such Letter of Credit and not reimbursed by the Parent or the applicable Letter of Credit Applicant on the date due as provided in Section 2.9(e), or of any reimbursement payment required to be refunded to the Parent or the applicable Letter of Credit Applicant for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subsection in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or the reduction or termination of the Aggregate Core Currency Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit in a Core Currency, the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in the Core Currency in which such Letter of Credit is denominated. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit in a Non-Core Currency, the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in Dollars in an amount equal to the Issuing Bank’s all-in cost of funds in Dollars to fund such draft as determined by the Issuing Bank (each a “Dollar Reimbursement Amount”). In connection with each obligation of a Letter of Credit Applicant to pay a Dollar Reimbursement Amount under this Section 2.9(e), the Issuing Bank shall deliver to such Letter of Credit Applicant, the Parent and the Administrative Agent a written statement setting forth such Dollar Reimbursement Amount. The Issuing Bank’s determination of such Dollar Reimbursement Amount shall be conclusive absent manifest error. The Letter of Credit Applicant shall reimburse each such LC Disbursement by paying to the Issuing Bank at its Applicable Payment Office an amount equal to such LC Disbursement not later than 4:00 p.m. (local time in the city in which such Applicable Payment Office is located) on the date that such LC

Disbursement is made, if such Letter of Credit Applicant shall have received written notice (by hand delivery or telecopy) of such LC Disbursement prior to 12:00 noon (local time in the city in which such Applicable Payment Office is located) on such date, or if such written notice has not been received by such Letter of Credit Applicant prior to such time on such date, then not later than 4:00 p.m. (local time in the city in which such Applicable Payment Office is located) on the next succeeding Business Day, provided that (A) in addition to such written notice, the officers of the Administrative Agent primarily responsible for the administration of this Agreement shall, promptly after they receive notice that a draft in respect of such LC Disbursement has been presented to the Issuing Bank, use reasonable efforts to notify such Letter of Credit Applicant of such draft by telephone, provided, further, that the failure of such Letter of Credit Applicant to receive any such telephonic notice from the Administrative Agent or any officer thereof shall not in any manner affect such Letter of Credit Applicant’s obligation to reimburse such LC Disbursement in accordance with the terms of this Section, and (B) if such LC Disbursement is not less than $1,000,000 (or the Dollar Equivalent thereof), the Parent may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Loan or a Swing Line Loan in the applicable Currency (Dollars in the case of a Letter of Credit issued in a Non-Core Currency) in an equivalent amount and, to the extent so financed, the applicable Letter of Credit Applicant’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan or a Swing Line Loan, as applicable.  If the Parent or the applicable Letter of Credit Applicant fails to make such payment under this subsection when due, the Issuing Bank shall notify the Administrative Agent thereof and the Administrative Agent shall then notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Parent or the applicable Letter of Credit Applicant in respect thereof and such Lender's Core Currency Commitment Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent its Core Currency Commitment Percentage of the payment then due from the Parent or such Letter of Credit Applicant, in the applicable Currency (Dollars in the case of a Letter of Credit issued in a Non-Core Currency) and in the same manner as provided in Section 2.3 with respect to Revolving Loans made by such Lender (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Parent or such Letter of Credit Applicant pursuant to this subsection, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this subsection to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this subsection to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or Swing Line Loans as contemplated above) shall not constitute a Loan and shall not relieve the Parent or the applicable Letter of Credit Applicant of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Parent’s and each Letter of Credit Applicant’s obligations to reimburse LC Disbursements as provided in Section 2.9(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent’s or any Letter of Credit Applicant’s obligations hereunder. Neither any

Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent or a Letter of Credit Applicant to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent and each Borrower (including each Letter of Credit Applicant) to the extent permitted by applicable law) suffered by Parent or any Borrower (including each Letter of Credit Applicant) that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Letter of Credit Applicant by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent or any Letter of Credit Applicant of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent or the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent or the applicable Letter of Credit Applicant reimburses such LC Disbursement, at the rate per annum then applicable to ABR Advances (or in the case of unreimbursed obligations in respect of a Letter of Credit denominated in a Core Currency other than Dollars, the all-in rate determined by Issuing Bank as its cost of funds in the applicable Core Currency plus the Applicable Margin for Core Currency Advances); provided that, if the Parent or such Letter of Credit Applicant fails to reimburse such LC Disbursement when due pursuant to Section 2.9(e), then Section 3.1(e) shall apply.  Interest accrued pursuant to this subsection shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.9(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

Section 2.10 Borrower Addenda

Provided that no Default or Event of Default has occurred and is continuing, the Parent may direct that any of its Subsidiaries (which, in the case of a Core Currency, shall be a wholly-owned Subsidiary) which is not then a Borrower become a Borrower and a Permitted Borrower for certain specified Currencies by submitting a Borrower Addendum to the Administrative Agent with respect to such Subsidiary duly executed by the Parent and such Subsidiary and, if such Subsidiary is an organization organized under the laws of the United States or any State thereof, a supplement to the Guaranty duly executed by such Subsidiary, together with (a) a certificate, dated the date of such Borrower Addendum of the Secretary or Assistant Secretary of such Subsidiary (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize such Borrower Addendum and, if applicable, such supplement to the Guaranty, the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents and (iii) setting forth the incumbency of its officer or officers who may sign the Borrower Addendum and, if applicable, such supplement to the Guaranty, including therein a signature specimen of such officer or officers, (b) an opinion of counsel to such Subsidiary in all respects reasonably satisfactory to the Administrative Agent and (c) a certificate of good standing (or equivalent) issued by the jurisdiction of its incorporation. If any such document is not in English, such document shall be accompanied by a certified English translation thereof.  Upon receipt of a Borrower Addendum and the supporting documentation referred to above, the Administrative Agent shall confirm such Borrower Addendum by signing a copy thereof and shall promptly deliver a copy thereof to the Parent and each Lender.  Each such Borrower Addendum shall become effective 10 days (or such shorter time as the applicable Lenders may agree) after such Borrower Addendum and supporting documentation have been delivered to each Lender, provided that no such Borrower Addendum shall become effective as to any Lender unless such Lender shall have satisfactorily completed its “know your customer” process and any other legal requirements, and shall have determined that it is not subject to deduction or withholding for any Indemnified Tax.  Upon the effectiveness of such Borrower Addendum, the Subsidiary which executed such Borrower Addendum shall become a “Borrower” hereunder and a “Permitted Borrower” hereunder for each such Currency specified in such Borrower Addendum and, if applicable, a “Guarantor”.

Section 2.11 Records

(a) Lender’s Records. Each Lender will note on its internal records with respect to each Loan made by it (i) the date and amount of such Loan, (ii) whether such Loan is a Revolving Loan, Swing Line Loan or Individual Currency Loan, (iii) the identity of the Borrower to whom such Loan was made, (iv) the interest rate (other than in the case of an ABR Advance), Individual Currency Rate and Interest Period, if applicable, applicable to such Loan and (v) each payment and prepayment of the principal thereof.

(b) Administrative Agent’s Records. The Administrative Agent shall keep records regarding the Loans, the Letters of Credit and this Agreement in accordance with its customary procedures for agented credits.

(c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Parent and each Borrower recorded therein; provided that the failure of the Administrative Agent or any Lender, as the case may be, to make any notation on its records shall not affect the Parent’s or the respective Borrower’s obligations in respect of the Loans, the Letters of Credit or the Loan Documents.

(d) Redenomination and Alternate Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Euro Participant state shall be redenominated into Euros in accordance with EMU Legislation immediately upon such Subsequent Euro Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).

Section 2.12 Defaulting Lenders

 Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Core Currency Commitment and Individual Currency Commitments of such Defaulting Lender pursuant to Section 3.3(a), (b) and (c);

(b) the Core Currency Commitment, the Individual Currency Commitments, the Swing Line Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any SL/LC Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such SL/LC Credit Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Core Currency Commitment Percentages but only to the extent (A) the sum of the aggregate outstanding principal amount of the Core Currency Loans of all non-Defaulting Lenders plus, without duplication, the aggregate SL/LC Credit Exposure of such non-Defaulting Lenders does not exceed the total of all non-Defaulting Lenders and (B) the conditions set forth in clauses (i), (ii) and (iii) of Section 2.1(a) are satisfied at such time; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay such SL/LC Credit Exposure with respect to any existing Swing Line Loan and (B) second, cash collateralize such Defaulting Lender’s SL/LC Credit Exposure with respect to any existing Letter of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) in the same manner as required by Article 9 for so long as such LC Exposure is outstanding;

(iii) if the Borrowers cash collateralize any portion of such Defaulting Lender’s SL/LC Credit Exposure pursuant to this Section 2.12(c), the Parent shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(b) with respect to such Defaulting Lender’s SL/LC Credit Exposure during the period such Defaulting Lender’s SL/LC Credit Exposure is cash collateralized; or

(iv) if the SL/LC Credit Exposure of a non-Defaulting Lender is reallocated pursuant this Section 2.12(c), then the fees payable to the Lenders pursuant to Section 3.3(a) and Section 3.3(b) shall be adjusted in accordance with such non-Defaulting Lenders Core Currency Commitment Percentages;

The Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.12(c).

(d) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Core Currency Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent or the Borrowers in accordance with Section 2.12(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.12(c)(i) (and Defaulting Lenders shall not participate therein); and

(e) any amount payable to such Defaulting Lender hereunder by (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.5(h) but excluding Section 3.8) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a separate account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by the Issuing Bank or Swing Line Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Parent, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Article 6 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC.

Section 3.1 Interest

(a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each ABR Advance made to such Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such ABR Advance, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Alternate Base Rate in effect from time to time.

(b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Core Currency Advance made to such Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such Core Currency Advance, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Core Currency Rate for such Interest Period.

(c) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Individual Currency Loan made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Individual Currency Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Individual Currency Rate for such Interest Period.

(d) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Swing Line Negotiated Rate Advance made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Swing Line Negotiated Rate Advance at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Swing Line Negotiated Rate for such Interest Period.

(e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to 2% plus the rate applicable to such Loan (or in the case of an Alternate Core Currency Swing Line Loan, an Individual Currency Loan, a Letter of Credit denominated in a Core Currency other than Dollars, 2% plus the Applicable Margin applicable to Core Currency Advances plus the all-in rate determined by the applicable Lender, Issuing Bank or Swing Line Lender, as the case may be, as its cost of funds in the applicable Currency), in each case until paid in full (whether before or after the entry of a judgment thereon).  If all or any portion of any LC Disbursements in respect of a Letter of Credit denominated in Dollars or in a Non-Core Currency shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to 2% plus the Applicable Margin applicable to ABR Advances plus the Alternate Base Rate, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).  Any other overdue amount payable hereunder shall, to the extent permitted by law, bear interest at a rate per annum equal to 2% plus the Applicable Margin applicable to ABR Advances plus the Alternate Base Rate until paid in full (whether before or after the entry of a judgment thereon).  All such interest shall be payable on demand.

(f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each ABR Advance constituting a Revolving Loan, quarterly in arrears on each March 31, June 30, September 30 and December 31, (ii) in respect of each Core Currency Advance and Individual Currency Loan, on the last day of each Interest Period applicable thereto, (iii) in respect of each Swing Line Negotiated Rate Advance and ABR Advance made as a Swing Line Loan, on the last day of the Interest Period applicable thereto, and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(g) The Administrative Agent shall determine the respective interest rate for each Interest Period applicable to a Core Currency Advance for which such determination is being made and shall promptly notify the applicable Borrower and the Lenders thereof.

(h) Interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed, provided that interest on ABR Advances, to the extent based on the BNY Mellon Rate, interest on Core Currency Advances in Pounds Sterling and interest on Individual Currency Loans denominated in Hong Kong Dollars, Korean Won and New Taiwan Dollars shall be calculated on the basis of a 365 or 366-day year (as the case may be).  Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or the Federal Funds Rate shall become effective as of the opening of business on the day on which such change shall become effective.  Each determination of (i) the Alternate Base Rate or a Core Currency Rate by the Administrative Agent, (ii) an Individual Currency Rate by the applicable Lender, and (iii) an all-in cost of funds rate or any rate based thereon by the Administrative Agent or the Reference Lender, or such applicable Lender, as the case may be, in each case pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error.  The Borrowers acknowledge that to the extent interest payable on ABR Advances is based on the BNY Mellon Rate, the BNY Mellon Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Mellon Rate, the Lenders have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

(i) If the Reference Lender shall for any reason no longer be a Lender, it shall thereupon cease to be the Reference Lender.  The Administrative Agent shall, by notice to the Borrowers and the Lenders, designate another Lender as the Reference Lender so that at all times there shall be a Reference Lender.  The Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent on a timely basis as contemplated hereby.

(j) In the event that any Credit Party shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that it shall have incurred Additional Costs or Associated Costs in connection with any Loans made by such Lender, the applicable Borrower agrees, within five Business Days of request by such Lender, to pay to such Lender the amount of such Additional Costs or Associated Costs.

(k) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this subsection shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

Section 3.2 Conversions

(a) Each applicable Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of ABR Advances (other than ABR Advances constituting Swing Line Loans) or Core Currency Advances into (i) in the case of an ABR Advance, one or more Core Currency Advances in Dollars, (ii) in the case of a Core Currency Advances in Dollars, one or more ABR Advances or one or more new Core Currency Advances in Dollars and (iii) in the case of a Core Currency Advance, one or more new Core Currency Advances of the same Core Currency, provided that (A) except as otherwise provided in Section 3.4(b), Core Currency Advances may be converted into new Core Currency Advances or ABR Advances only on the last day of the Interest Period applicable to the Core Currency Advances being converted, (B) the outstanding principal amount of the new Core Currency Advances having the same Interest Period shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof), (C) the outstanding principal amount of the new ABR Advances shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, (D) ABR Advances or Core Currency Advances in Dollars may not be converted into Core Currency Advances in Dollars if any Default or Event of Default is in existence on the date of the conversion and the Required Lenders

(b) Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent, at its office set forth in Section 11.2, at least three Business Days prior written notice (each a “Notice of Conversion”), specifying the ABR Advances or the Core Currency Advances to be so converted, the date of such conversion (which shall be a Business Day) and, if to be converted into Core Currency Advances, the Interest Period to be applicable thereto.  The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

(c) If with respect to the expiration of an existing Interest Period for a Core Currency Advance the applicable Borrower has failed to deliver a Notice of Conversion with respect thereto, such Borrower shall be deemed to have elected (i) if a Core Currency Advance in Dollars, to convert such Core Currency Advance to an ABR Advance and (ii) if a Core Currency Advance other than in Dollars, to convert such Core Currency Advance to a new Core Currency Advance with a one month Interest Period, in either case effective as of the expiration date of such existing Interest Period.

Section 3.3 Fees

(a) Facility Fee. The Parent agrees to pay to the Administrative Agent for the account of each Lender, a facility fee (the “Facility Fee”) which shall accrue at a rate per annum equal to the Applicable Margin on the daily amount of the sum of the Core Currency Commitment and Individual Currency Commitments of such Lender (regardless of usage) during the period from and including the Effective Date to but excluding the date on which such Core Currency Commitment and Individual Currency Commitments terminate; provided that, if such Lender continues to have any Credit Exposure after its Core Currency Commitment and Individual Currency Commitments terminate, then such Facility Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from and including the date on which such Lender’s Core Currency Commitment and Individual Currency Commitments terminate to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Aggregate Core Currency Commitments or the Aggregate Individual Currency Commitments are permanently reduced and on the date on which the Aggregate Core Currency Commitments or the Aggregate Individual Currency Commitments terminate, commencing on the first such date to occur after the Effective Date, provided that all unpaid Facility Fees shall be payable on the date on which the Aggregate Core Currency Commitments and the Aggregate Individual Currency Commitments terminate. All Facility Fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee (“Letter of Credit Fees”) with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Margin on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Core Currency Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent and the Issuing Bank on the average daily amount of the LC Exposure attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Core Currency Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Accrued Letter of Credit Fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Aggregate Core Currency Commitments terminate and any such fees accruing after the date on which the Aggregate Core Currency Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this subsection shall be payable within ten days after demand.  All Letter of Credit Fees and fronting fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

(c) Other Fees. The Parent agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Parent and such Credit Party.

Section 3.4 Increased Costs, Illegality, etc.

(a) In the event that any Credit Party with respect to clauses (ii) and (iii) below or the Administrative Agent, the Reference Lender, or the applicable Credit Party, as the case may be, with respect to clauses (i) and (iv) below shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

(i) on the Business Day on which the applicable Core Currency Rate or Individual Currency Rate is determined with respect to any requested Core Currency Advance or Individual Currency Loan that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Core Currency Rate or the Individual Currency Rate, as the case may be; or

(ii) at any time that such Credit Party has incurred increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan, any Letter of Credit or any participation therein, or any of its other obligations under this Agreement, in each case by an amount such Credit Party deems to be material, because of any change (except any change in the list of Non-Cooperative Jurisdictions referred to in Article 238-0 A of the French tax code (Code général des impôts)) since the Effective Date, in any treaty, law, rule, regulation, order or guideline applicable to such Credit Party or the compliance by such Credit Party with any request (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date or in the interpretation or administration thereof and including the introduction of any new treaty, law, rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change that subjects any Credit Party to any Taxes (other than Indemnified Taxes, a Tax on Income and Taxes described in Section 3.6(d)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (B) a change in official reserve (including any marginal, emergency, supplemental, special or other reserve)

or similar requirements, or in any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (or its Applicable Lending Office)(in each case, except to the extent included in Additional Costs, Associated Costs or the computation of the respective Core Currency Rate, Swing Line Negotiated Rate, Individual Currency Rate, Alternate Base Rate or Negotiated Rate, as the case may be)(each a “Regulatory Increased Cost Change”, provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case, pursuant to Basel III, in the case of each of the foregoing clauses (i) and (ii), shall be deemed to be a “Regulatory Increased Cost Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion); or

(iii) at any time that the making or continuance of any Fixed Rate Loan has been made (x) unlawful by any law, rule, regulation or order or (y) impossible by compliance by any Credit Party in good faith with any governmental directive or request (whether or not having the force of law); or

(iv) at any time that any Core Currency (other than Dollars) or any Non-Core Currency, as the case may be, is not available (x) in the case of any such Core Currency, in sufficient amounts in the applicable jurisdiction designated by each Credit Party in which such Core Currency is to made available by such Credit Party to the applicable Borrower, as determined in good faith by the Reference Lender, or (y) in the case of any such Non-Core Currency, in sufficient amounts in the applicable financial center designated by each applicable Credit Party in the jurisdiction in which such Non-Core Currency is to made available by such Credit Party to the applicable Borrower, as determined in good faith by such Credit Party, to fund any borrowing of Alternate Currency Loans in such Core Currency or such Non-Core Currency, as the case may be;

then, and in any such event, such Credit Party, in the case of clause (ii) or (iii) above, or the Administrative Agent, the Reference Lender or the applicable Credit Party, as the case may be, in the case of clause (i) or (iv) above, shall promptly give notice (by telephone confirmed in writing) to the Parent (on behalf of all Borrowers) and, except for the Administrative Agent, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Credit Parties).  Thereafter (w) in the case of clause (i) above, (A) in the event that Core Currency Advances or Individual Currency Loans are so affected, Core Currency Advances or Individual Currency Loans from such applicable Credit Party, as the case may be, shall no longer be available until such time as the Administrative Agent, the Reference Lender or such applicable Credit Party, as the case may be, notifies the Parent and the Credit Parties that the circumstances giving rise to such notice by the Administrative Agent, the Reference Lender or such applicable Credit Party, as the case may be, no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Core Currency Advances or Individual Currency Loans to be made by such applicable Credit Party, as the case may be, which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrower and (B) in the event that any Core Currency Advance or Individual Currency Loan is so affected, the interest rate for such Core Currency Advance or such Individual Currency Loan, as the case may be, shall be determined on the basis provided in the proviso to the definition of Core Currency Rate or Individual Currency Rate, as the case may be, (x) in the case of clause (ii) above, the applicable Borrower shall pay to such Credit Party, within 3 days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Credit Party in its reasonable discretion shall determine) as shall be required to compensate such Credit Party for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Credit Party, showing the basis for the calculation thereof, submitted to such applicable Borrower by such Credit Party in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 3.4(b) and (z) in the case of clause (iv) above, Core Currency Advances in the affected Core Currency or Individual Currency Loans from the applicable Credit Party in the affected Non-Core Currency, as the case may be, shall no longer be available until such time as the Reference Lender or such applicable Credit Party, as the case may be, notifies the Parent (on behalf of all Borrowers), the Administrative Agent and the Credit Parties that the circumstances giving rise to the notice referred to above by the Reference Lender or such applicable Credit Party, as the case may be, to the Parent (on behalf of all Borrowers) and the Administrative Agent no longer exists, and any Notice of Borrowing given by the affected Borrower with respect to such Core Currency Advances or such Individual Currency Loans, as the case may be, which have not yet been incurred shall be deemed rescinded by such affected Borrower.  Each of the Administrative Agent, the Reference Lender and the Credit Parties agree that if it gives notice to any Borrower of any of the events described in clause (i), (iii) or (iv) above, it shall promptly notify the Parent (on behalf of all Borrowers) and, in the case of any such Credit Party and the Reference Lender, the Administrative Agent, if such event ceases to exist.  If any such event described in clause (iii) above with respect to Core Currency Advances or Individual Currency Loans ceases to exist as to a Credit Party, the obligations of such Credit Party, as the case may be, to make Core Currency Advances or Individual Currency Loans and to convert Core Currency Advances to new Core Currency Advances on the terms and conditions contained herein shall be reinstated.

(b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.4(a)(ii) or (iii), the applicable Borrower may (and in the case of an affected Fixed Rate Loan by the circumstances described in Section 3.4(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made initially or pursuant to a conversion, cancel the respective borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Parent was notified by the affected Credit Party or the Administrative Agent pursuant to Section 3.4(a)(ii) or (iii) or (y) if the affected Fixed Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent and the affected Credit Party, (A) in the case of a Core Currency Advance in Dollars, require the affected Credit Party to convert such Core Currency Advance into an ABR Advance as of the end of the Interest Period then applicable to such Core Currency Advance or, if earlier, as soon as practicable within the time required by law and (B) in the case of a Core Currency Advance other than in Dollars, Swing Line Negotiated Rate Advance or Individual Currency Loan, take such action as the affected Credit Party may reasonably request with a view to minimizing the obligations of such Borrower under Section 3.5.

(c) If any Credit Party determines that after the Effective Date the introduction of or any change in any applicable treaty, law, rule, regulation, order, guideline, directive or compliance by such Credit Party or any corporation controlling such Credit Party with any request (whether or not having the force of law) from any Governmental Authority concerning capital or liquidity requirements, or any change in interpretation or administration thereof by any Governmental Authority, in each case made subsequent to the date hereof, will have the effect of reducing the rate of return on the capital required to be maintained by such Credit Party or any corporation controlling such Credit Party as a consequence of this Agreement, the Core Currency Commitment or Individual Currency Commitments of such Credit Party, the Loans made by, or participations in Letters of Credit or Swing Line Loans held by such Credit Party, the Letters of Credit issued by such Credit Party or the obligations of such Credit Party under the Loan Documents (including the obligation to make or participate in a Letter of Credit) to a level below that which such Credit Party or such corporation could have achieved but for such application or compliance (taking into account such Credit Party’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material (each a “Regulatory Capital Change”, provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case, pursuant to Basel III, in the case of each of the foregoing clauses (i) and (ii), shall be deemed to be a “Regulatory Capital Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion), then each of the Borrowers to the extent of its Proportionate Share and the Parent severally agrees to pay such to such Credit Party, within 3 Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Credit Party or such other corporation for the increased cost to such Credit Party or such other corporation or the reduction in the rate of return to such Credit Party or such other corporation as a result of such reduction.  In determining such additional amounts, each Credit Party will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Credit Party’s reasonable good faith determination of compensation owing under this Section 3.4(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Credit Party, upon determining that any additional amounts will be payable pursuant to this Section 3.4(c), will give prompt written notice thereof to the Parent (on behalf of all Borrowers), which notice shall show the basis for calculation of such additional amounts.

(d) Each Credit Party shall notify the Parent (on behalf of all Borrowers) of any event occurring after the Effective Date entitling such Credit Party to compensation under this Section 3.4 as promptly as practicable, but in any event within 120 days after the officer having primary responsibility for this Agreement obtains actual knowledge thereof, provided that no such notice shall be required if such Credit Party has determined not to seek compensation under this Section 3.4 as a result of such event.  Each Credit Party will furnish to the Parent (on behalf of all Borrowers) a certificate setting forth the basis and amount of each request by such Credit Party for compensation under this Section 3.4.  Determinations and allocations by any Credit Party for purposes of this Section 3.4 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Credit Party under this Section 3.4 shall be prima facie evidence of such determinations and allocations.

(e) Notwithstanding the foregoing, no Credit Party shall be entitled to any compensation described in this Section 3.4 unless, at the time it requests such compensation, it is the policy or general practice of such Credit Party to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to any Borrower or the transactions contemplated by the Loan Documents would alter such policy or general practice, provided that nothing in this Section 3.4(e) shall preclude a Credit Party from waiving the collection of similar costs from one or more of its other customers.

(f) If any Credit Party fails to give the notice described in Section 3.4(d) within 90 days after it obtains such actual knowledge of the event required to be described in such notice, such Credit Party shall, with respect to any compensation that would otherwise be owing to such Credit Party under this Section 3.4, only be entitled to payment for increased costs incurred from and after the date that such Credit Party does give such notice.

Section 3.5 Compensation

Each Borrower shall compensate each Lender, within 3 days of its written demand therefor (which demand shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities, including any loss, expense or liability (including those related to currency exchange) incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans but excluding any loss of anticipated profit which such Lender may sustain: (i) if for any reason, a borrowing of, or conversion from or into a Fixed Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion; (ii) if any repayment (including any repayment made pursuant to Section 2.8 or 3.8(b) or as a result of an acceleration of the Loans pursuant to Article 9) or conversion of any of such Borrower’s Fixed Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower’s Fixed Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; (iv) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Parent pursuant to Section 3.8(a) or (v) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or (y) any election made pursuant to or event described in Section 2.7(c), 2.7(d), 3.4(b) or 3.9.

Section 3.6 Taxes

(a) Payments to Be Free and Clear. All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax.  If any Loan Party or any other Person is required by any treaty, law, rule, regulation, order, directive or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Loan Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a “Required Payment”):

(i) such Loan Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

(ii) such Loan Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Loan Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

(iii) such Loan Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor  an amount equal to the Required Payment had no such deduction or withholding been required; and

(iv) such Loan Party shall, within 30 days after paying such Indemnified Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

(b) Other Indemnified Taxes. If an Indemnified Tax Person or any affiliate thereof is required by any treaty, law, rule, regulation, order, directive or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.6(a)) with respect to any sum paid or payable by such Indemnified Tax Person or by any Loan Party to such Indemnified Tax Person under the Loan Documents:

(i) such Indemnified Tax Person shall notify such Loan Party of any such payment of Indemnified Tax; and

(ii) such Loan Party shall pay to such Indemnified Tax Person the amount of such Indemnified Tax within 5 days of such notice.

(c) Tax on Indemnified Taxes. If any amounts are payable by a Loan Party in respect of Indemnified Taxes pursuant to Section 3.6(a) or (b), such Loan Party agrees to pay to the applicable Indemnified Tax Person, within 5 Business Days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine in good faith are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this subsection (c).

(d) Exception for Existing Taxes. No amount shall be required to be paid to any Indemnified Tax Person under Section 3.6(a)(iii) or (b) with respect to an Indemnified Tax to the extent that (i) such Indemnified Tax would have been required to have been paid under any treaty, law, rule, regulation, order, directive or guideline in effect on the Effective Date or, (ii) as regards payments made under this Agreement by or on account of a French Borrower, such Indemnified Tax is required to be paid because a payment is either made to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction or is not treated as a deductible charge or expense for French tax purposes for the relevant French Borrower by reason of that amount being paid or accrued to a Lender incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or paid to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction.

(e) U.S. Tax Certificates. Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent and the Administrative Agent, at the time or times reasonably requested by the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent or the Administrative Agent as will enable the Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the documentation set forth below in this Section 3.6(e) and Section 3.6(h)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender that is a U.S. Person shall deliver to the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.  Each Lender that is not a U.S. Person shall deliver to the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent or the Administrative Agent), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W8-BEN or Form W8-ECI) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441, 1442 or 3406 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents.  No Loan Party shall be required to pay any additional amount to any such Lender under Section 3.6(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Assumption or master assignment and assumption agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to Section 3.6(a)(iii) in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

(f) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to the Administrative Agent and any Loan Party, promptly upon any request therefor from time to time by the Administrative Agent or such Loan Party, such forms, documents and information as may be required by applicable treaty, law or regulation from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency by such Loan Party can be made without (or at a reduced rate of) withholding of Taxes, provided that if such Indemnified Tax Person is or becomes unable by virtue of any applicable treaty, law or regulation, to establish such exemption or reduction, such Loan Party shall nonetheless remain obligated under Subsection 3.6(a) to pay the amounts described therein, and provided further, that no Indemnified Tax Person shall be required to take any action hereunder which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

(g) Adverse Tax Position.

(i) An “Excess Tax” shall be the excess of (x) the Tax imposed, levied, collected, withheld or assessed by any Governmental Authority (other than the United States or any State thereof) from which a payment is made by or on behalf of a Loan Party subject to an Adverse Tax Position or in which such Loan Party or an affiliate has an office or is deemed to be doing business, over (y) the Tax which would be imposed, levied, collected, withheld or assessed by such Governmental Authority, but for the existence of such Adverse Tax Position.

(ii) An “Adverse Tax Position” with respect to a Loan Party shall mean a position resulting from the lack of adequate capitalization or other similar condition with respect to such Loan Party which, under applicable treaty or law, results in higher Taxes on payments under the Loan Documents than would otherwise be imposed.

(iii) All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Excess Tax.  If any Loan Party or any other Person is required by any treaty, law, rule, regulation, order, directive or guideline to make any deduction or withholding on account of any Tax from any Required Payment with respect to any Indemnified Tax Person and if all or a portion of such Tax represents Excess Tax:

(A)           such Loan Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

(B)           such Loan Party shall pay such Excess Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Loan Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

(C)           such Loan Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required with respect to such Excess Tax; and

(D)           such Loan Party shall, within 30 days after paying such Excess Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

(iv) If an Indemnified Tax Person or any affiliate thereof is required by any treaty, law, rule, regulation, order, directive or guideline to pay any Excess Tax (excluding Excess Tax which is subject to Section 3.6(g)(iii)) with respect to any sum paid or payable by any Loan Party to such Indemnified Tax Person under the Loan Documents:

(A)           such Indemnified Tax Person shall notify such Loan Party of any such payment of Excess Tax; and

(B)           such Loan Party shall pay to such Indemnified Tax Person the amount of such Excess Tax within 5 Business Days of such notice.

(v) If any amounts are payable by a Loan Party in respect of Excess Tax pursuant to Section 3.6(g)(iii) or (iv) such Loan Party agrees to pay to the applicable Indemnified Tax Person, within 5 days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this clause (v).

(h) FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), to the extent reasonably possible, such Lender shall deliver to the Parent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent or the Administrative Agent as may be necessary for the Parent (or any other Loan Party) and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this subsection (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i) Cooperation. Each Loan Party agrees, upon the request of any Credit Party, promptly to execute, deliver and complete such forms, certificates and other documents, make such filings and otherwise cooperate with such Credit Party, in each case as such Credit Party may reasonably request from time to time, in order for such Credit Party to establish that such Credit Party is not subject to, or is entitled to a reduction in the amount of or exemption from, any deduction, withholding or other Taxes with respect to any payments to such Credit Party for principal, interest, fees or other amounts under the Loan Documents, including United Kingdom HM Revenue & Customs’ Form DTTP2.

Section 3.7 Change of Applicable Lending Office and Applicable Payment Office

(a) With respect to any Loan of any Lender or any Letter of Credit, such Lender agrees that on the occurrence of any event giving rise with respect to such Loan or such Letter of Credit to the operation of Section 3.4(a)(ii) or (iii), Section 3.4(c), Section 3.4(d), Section 3.6, or any amount payable by or on account of a French Borrower is not, or will not be (when the relevant corporate income tax is calculated), treated as a deductible charge or expense for French tax purposes for the relevant French Borrower by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office or Applicable Payment Office, as the case may be, for such Loan or such Letter of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office or Applicable Payment Office, as the case may be, suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 3.4, 3.5 and 3.6.

(b) Each Lender shall have the right at any time and from time to time to transfer any of its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Parent (on behalf of all Borrowers) of any such change of office.  Such office shall thereupon become such Lender’s Applicable Lending Office for such Loan, provided that no such Lender shall be entitled to receive any greater amount under Section 3.4(a)(ii) or (iii), Section 3.4(c) or Section 3.6 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred. Notwithstanding the above, if the applicable Borrower is a French Borrower, no transfer of Loan may be effected to an office situated in (i) a Non-Cooperative Jurisdiction or (ii) a jurisdiction that has not committed to, or not substantially implemented, the internationally agreed standard according to the “grey” and “black” last list published by the OECD (Organization for Economic Cooperation and Development) at the time of the transfer, without the prior consent of Parent.

(c) Notwithstanding anything to the contrary herein contained, any Lender may cause any Alternate Currency Loan to be made by any branch, affiliate or international banking facility of such Lender, provided that such Lender shall remain responsible for all of its obligations hereunder and no additional taxes, costs or other burdens shall be imposed upon any Borrower or the Administrative Agent as a result thereof.

Section 3.8 Replacement of Lender

(a)           If (i) any Borrower is obligated to pay to any Lender any amount under Section 3.6(a), (b) or (c) and such payment is attributable solely to any change since the Effective Date (in the case of each Lender listed on the signature pages hereof) or since the effective date of the Assignment and Assumption pursuant to which it became a Lender (in the case of each other Lender) in any applicable treaty, law, rule, regulation, order, directive or guideline (whether or not having the force of law) or in the interpretation or administration thereof (including the introduction of any new treaty, law, rule, regulation, order, directive or guideline), (ii) any Lender shall be a Defaulting Lender, (iii) any Lender shall have demanded any payment under Section 3.4 or excused itself from funding a Loan pursuant to Section 3.4, or (iv) if any amount payable by or on account of a French Borrower is not, or will not be (when the relevant corporate income tax is calculated), treated as a deductible charge or expense for French tax purposes for the relevant French Borrower by reason of that amount being paid or accrued to a Lender incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or paid to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction, the Parent shall have the right, in accordance with the requirements of Section 11.6(b), if no Default or Event of Default shall exist, to replace up to two such Lenders (each a “Replaced Lender”) with one or more other assignees (each, a “Replacement Lender”), reasonably acceptable to the Swing Line Lender and the Issuing Bank, provided that (I) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 11.6(b) (with the processing and recordation fee payable pursuant to said Section 11.6(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Core Currency Commitment and all Individual Currency Commitments of  the Replaced Lender and the outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.3, (x) the Issuing Bank an amount equal to such Replaced Lender’s Core Currency Commitment Percentage of all drawings (which at such time remains an unpaid drawing) to the extent such amount was not theretofore funded by such Replaced Lender, (y) the Swing Line Lender an amount equal to such Replaced Lender’s Core Currency Commitment Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the applicable Borrower(s) pursuant to Section 2.4(c) and which has not been repaid to the Administrative Agent by such Replaced Lender or the applicable Borrower(s) and (II) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (I) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective Assignment and Assumptions and the payment of amounts referred to in clauses (I) and (II) of this Section 3.8(a), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.4, 3.5, 3.6 and 11.3), which shall survive as to such Replaced Lender.

(b)           If any Lender shall be a Defaulting Lender, the Parent shall have the right, if no Default or Event of Default shall exist, to remove one such Lender (the “Removed Lender”), provided that (I) at the time of removal pursuant to this Section, the Borrowers shall pay to (w) the Removed Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Removed Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) the Removed Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Removed Lender pursuant to Section 3.3, (x) the Issuing Bank an amount equal to the Removed Lender’s Core Currency Commitment Percentage of all drawings (which at such time remains an unpaid drawing) to the extent such amount was not theretofore funded by the Removed Lender, (y) the Swing Line Lender an amount equal to the Removed Lender’s Core Currency Commitment Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by the Removed Lender and (z) the Administrative Agent an amount equal to all amounts owed by the Removed Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Removed Lender, a corresponding amount of which was made available by the Administrative Agent to the applicable Borrower(s) pursuant to Section 2.4(c) and which has not been repaid to the Administrative Agent by the Removed Lender or the applicable Borrower(s) and (II) all obligations of the Borrowers owing to the Removed Lender under the Loan Documents (other than those specifically described in clause (I) above which have been, or are concurrently being, paid) shall be paid in full to the Removed Lender concurrently with such removal.  Upon the payment of amounts referred to in clauses (I) and (II) of this Section 3.8(b), (x) the Removed Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.4, 3.5, 3.6 and 11.3), which shall survive as to the Removed Lender, (y) the Core Currency Commitment and Individual Currency Commitments of the Removed Lender shall automatically terminate, and (z) the Core Currency Commitment Percentages and the Aggregate Commitment Percentage of the Lenders shall be automatically adjusted at such time to give effect to such removal.

Section 3.9 Conversion of Alternate Currency Loans to Dollar Loans

Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, and to the extent permitted by applicable law, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent (on behalf of all Borrowers), declare that all, or such portion as the Administrative Agent shall specify in such notice, Alternate Currency Loans shall automatically be deemed converted into and redenominated as ABR Advances and assumed by the Parent, in each case as of the date set forth in such notice, such conversion and redenomination to be deemed effected at the Dollar Equivalent, determined as of such date, for all such Alternate Currency Loans.

Section 3.10 Market Conventions Relating to Alternate Currencies

Except as otherwise expressly provided in this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the adoption of the Euro in any Participating Member State or any relevant market conventions or practices relating to any Alternate Currency.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Parent and the Borrowers make the following representations and warranties to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders:

Section 4.1 Subsidiaries; Capital Stock

As of the Agreement Date, the Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Parent and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1.  The shares of, or partnership or other interests in, each Subsidiary of the Parent that are owned by the Parent or another Subsidiary of the Parent are owned beneficially and of record by the Parent or another Subsidiary of the Parent, are free and clear of all Liens except as otherwise permitted by Section 8.3, and are duly authorized, validly issued, fully paid and nonassessable except, in the case of any Subsidiary organized under the laws of the State of New York, for any liability that may arise under the provisions of Section 630 of the Business Corporation Law of the State of New York.  As of the Agreement Date, except as set forth on Schedule 4.1, (a) neither the Parent nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) except as otherwise permitted by Section 8.9, there are no agreements, voting trusts or understandings binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and (c) the Parent owns, directly or indirectly, all of the outstanding equity interests of each Borrower and Guarantor (other than the Parent), in each case subject to director qualifying shares or similar legal requirements.

Section 4.2 Existence and Power

Each of the Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

Section 4.3 Authority

Each of the Parent and each of its Subsidiaries has full power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other action, as the case may be, and are in full compliance with its certificate of incorporation and bylaws, partnership agreement or other organizational documents, as the case may be.  No consent or approval of, or other action by, shareholders of the Parent, any Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Parent or any of its Subsidiaries, or is required in connection with the execution, delivery and performance by the Parent and each of its Subsidiaries of, the Loan Documents to which it is a party, or is required as a condition to the enforceability against the Parent or such Subsidiary of the Loan Documents to which it is a party.

Section 4.4 Binding Agreement

Each Loan Document has been duly executed and delivered by each of the Parent and each of its Subsidiaries to the extent it is a party thereto and constitutes the valid and legally binding obligations of the Parent and each of its Subsidiaries to the extent the Parent or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy and except to the extent that indemnification obligations may be limited by federal or state securities laws or public policy relating thereto.

Section 4.5 Litigation

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent and the Borrowers, threatened against or affecting the Parent or any of its Subsidiaries that, if adversely determined (and there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect.  There are no proceedings pending or, to the knowledge of the Parent and the Borrowers, threatened against the Parent or any of its Subsidiaries (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

(b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Parent nor any of its Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

Section 4.6 Governmental Approvals; No Conflicts

The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries (other than Liens permitted by Section 8.3).

Section 4.7 Taxes

Each of the Parent and its Subsidiaries has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens have been filed against the Parent or any of its Subsidiaries and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Agreement Date) to be reflected in the Financial Statements and are not so reflected therein.  The charges, accruals and reserves on the books of the Parent and each of its Subsidiaries with respect to all Federal, state, local, foreign and other taxes are considered by the management of the Parent and the Borrowers to be adequate, and neither the Parent nor any Borrower knows of any unpaid assessment which is or might be due and payable against it or any of its Subsidiaries or any Property of the Parent or any of its Subsidiaries, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

Section 4.8 Compliance with Applicable Laws; Filings

Neither the Parent nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect.  The Parent and each of its Subsidiaries is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect.  The Parent and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.  Each Borrower, prior to each borrowing by it hereunder in any jurisdiction, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing in such jurisdiction.

Section 4.9 Investment and Holding Company Status

Neither the Parent nor any of its Subsidiaries nor any corporation controlling the Parent or any of its Subsidiaries or under common control with the Parent or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Investment Company Act of 1940, in each case as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

Section 4.10 Property

Each of the Parent and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Parent and its Subsidiaries taken as a whole, subject to no Liens, except Liens permitted by Section 8.3.  All leases of Property to each of the Parent and each of its Subsidiaries are in full force and effect, the Parent or such Subsidiary enjoys quiet and undisturbed possession under all leases of real property and neither the Parent nor any of its Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse effect.

Section 4.11 Federal Reserve Regulations; Use of Loan Proceeds

Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for a purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.  Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Parent or any of its Subsidiaries in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

Section 4.12 No Misrepresentation

No representation or warranty contained in any Loan Document and no certificate, Financial Statement, other financial statement or written notice furnished or to be furnished by the Parent or any of its Subsidiaries in connection with the transactions contemplated hereby, contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.  Notwithstanding the foregoing, neither the Parent nor any Borrower makes any representation or warranty as to the accuracy of any forecast or projection furnished to the Administrative Agent or any Lender, except that such forecast or projection was prepared in good faith and based on assumptions which the Parent considered reasonable under the circumstances at the time of the preparation and delivery thereof.

Section 4.13 ERISA

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Parent, nothing has occurred which would prevent, or cause the loss of, such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse effect. The Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 430 of the Code within the statutory deadline, and no application for a funding waiver pursuant to Section 430 of the Code has been made with respect to any Plan except for those that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse effect.

(b) (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) no Plan has any Unfunded Pension Liability, (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, in each case that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect.

(c) All contributions required to be made with respect to each Foreign Pension Plan have been timely made.  Each Foreign Pension Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable Governmental Authorities.  Neither the Parent nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan required to be funded, determined as of the end of the most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse effect.

Section 4.14 Financial Statements

The Parent has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10-K for the fiscal year ended January 31, 2011, containing the audited Consolidated Balance Sheets of the Parent and its Subsidiaries as of such date and the related Consolidated Statements of Income, Stockholders’ Equity and Cash Flows for the fiscal year then ended (collectively, with the applicable related notes and schedules, the “Financial Statements”).  The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Parent and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect subject, in the case of interim Financial Statements, to normal year-end adjustments. Neither the Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not.  Since January 31, 2011, there has been no Material Adverse change.

Section 4.15 Franchises, Intellectual Property, Etc.

Each of the Parent and each of its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse effect.  No event has occurred which permits or, to the best knowledge of the Parent and the Borrowers, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse effect.

Section 4.16 Labor Relations

There are no material controversies pending between the Parent or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse effect.

Section 4.17 OFAC

Neither any Loan Party nor any of its Subsidiaries (a) is a Person whose property or interest in property is blocked or currently subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) knowingly engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise knowingly associated with any such person in any manner violative of such Section 2, or (c) is currently a person on the list of Specially Designated Nationals and Blocked Persons or is currently subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

ARTICLE 5. CONDITIONS OF EFFECTIVENESS

This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.1):

Section 5.1 Evidence of Corporate Action

The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of its officer(s) who may sign such Loan Documents, including therein a signature specimen of such officer(s), and (iv) attaching a certificate of good standing of the Secretary of State of the State of its incorporation and each of the jurisdictions listed on Schedule 5.1, in each case to the extent such certificate of good standing is available.

Section 5.2 Guaranty

Each of the Guarantors shall have delivered to the Administrative Agent a guaranty, dated as of the date hereof, executed by such Loan Party and in the form of Exhibit H (as the same may be amended, supplemented or otherwise modified from time to time, the  “Guaranty”).

Section 5.3 Opinion of Counsel to the Borrowers and the Parent

(a) The Administrative Agent shall have received an opinion of Karen L. Sharp, corporate counsel to the Parent and the Domestic Borrowers, dated the Effective Date, substantially in the form of Exhibit I-1.

(b) The Administrative Agent shall have received, in respect of each Borrower which is not a Domestic Borrower, an opinion of local foreign counsel, reasonably satisfactory to the Administrative Agent, to such Borrower, dated the Effective Date, substantially in the form of Exhibit I-2.

Section 5.4 Existing Credit Agreement

The commitments under the Existing Credit Agreement shall have been terminated and all loans, interest and other obligations payable thereunder shall have been paid in full, and the Administrative Agent shall have received satisfactory evidence of the foregoing.  The Parent, Guarantors and Borrowers and the Lenders that are Lenders under the Existing Credit Agreement agree that, simultaneously with the effectiveness of this Agreement, the Core Currency Commitments, the Individual Currency Commitments, the Swing Line Commitment and the Letter of Credit Commitment, in each case under and as defined in the Existing Credit Agreement, shall be deemed terminated.

Section 5.5 Payment of Fees

The Administrative Agent shall have received, for the account of the Lenders and itself,  all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder.

Section 5.6 Closing Financial Covenant Compliance

The Administrative Agent shall have received a certificate of a Financial Officer of the Parent, dated the Effective Date and in form and substance satisfactory to the Administrative Agent, setting forth the Fixed Charge Coverage Ratio and the Leverage Ratio, in each case as of the end of the fiscal quarter immediately preceding the Effective Date (attaching calculations in reasonable detail) and confirming compliance with the conditions set forth in Section 6.1.

Section 5.7 Projections

The Administrative Agent and the Lenders shall have received annual projections for the Parent and the Subsidiaries on a Consolidated basis for the fiscal years ending January, 2012, January 2013 and January 2014, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

Section 5.8 Five Year Credit Agreement

The Five Year Credit Agreement shall have become effective substantially simultaneously with the effectiveness of this Agreement.

Section 5.9 Other Documents

The Administrative Agent and the Lenders shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, as the Administrative Agent and the Lenders shall reasonably require in connection with the effectiveness of this Agreement.

ARTICLE 6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

The obligation of each Lender to make each Loan, the obligation of the Swing Line Lender to make each Swing Line Loan and the obligation of the Issuing Bank to issue, amend, renew or extend a Letter of Credit is subject to the fulfillment of the following conditions precedent:

Section 6.1 Compliance

On each Borrowing Date, and after giving effect to the Loans to be made, and the Letters of Credit to be issued, amended, renewed or extended on such Borrowing Date, (a) there shall exist no Default or Event of Default and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date, and each Notice of Borrowing and each Letter of Credit Request shall be deemed to constitute a certification to such effect.

Section 6.2 Loan Closings

All documents required by the provisions of this Agreement to have been executed or delivered by each Loan Party to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

Section 6.3 Borrowing or Letter of Credit Request

The receipt by the Administrative Agent of a Notice of Borrowing, in the case of such Loan, or a Letter of Credit Request, in the case of a Letter of Credit, executed by the Parent and the applicable Borrower (which Borrower shall be a Permitted Borrower with respect to the applicable Currency in which such Loan is to be denominated) or Letter of Credit Applicant making such request.

Section 6.4 French Borrower

(a) The Lenders having an Individual Currency Commitment in Euros (France) will provide on the date of this Agreement to any Permitted Borrower which is a French Borrower an effective global rate (“taux effectif global”) letter containing an indicative calculation of such effective global rate, based on figured examples calculated on, in particular, assumptions as to the interest rate and interest period set out in such letter (the parties acknowledging that by virtue of certain characteristics of the Individual Currency Loans, the effective global rate cannot be calculated at the date of this Agreement).

(b) In connection with the making of an Individual Currency Loan in Euros (France) by a Lender to a Permitted Borrower which is a French Borrower, such Lender shall have notified such Permitted Borrower of the examples of the effective global rate (“taux effectif global”) with respect to such Individual Currency Loan and shall have received from such Permitted Borrower its acceptance thereof.

(c) The Borrowers and such Lenders acknowledge that any letter delivered pursuant to this Section 6.4 forms part of this Agreement.

Section 6.5 Other Documents

The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the making of the Loans and the issuance of the Letters of Credit on such Borrowing Date.

ARTICLE 7. AFFIRMATIVE AND FINANCIAL COVENANTS

Until the Core Currency Commitments and the Individual Currency Commitments of all Lenders have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Parent covenants and agrees with the Credit Parties that:

Section 7.1 Legal Existence

Except as may otherwise be expressly permitted by Sections 8.4, 8.5 and 8.6, the Parent will maintain, and cause each of its Subsidiaries to maintain, (i) its corporate, partnership or other existence, as the case may be, and (ii) such existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect; provided that, subject to Article 8, nothing in this Section 7.1 shall prevent the abandonment or termination of the corporate, partnership or other existence or good standing of such Subsidiary (other than Tiffany, Tiffany International and Tiffany Japan) in any jurisdiction if (i), in the reasonable judgment of the Parent and such Subsidiary, such abandonment or termination is in the best interest of the Parent and its Subsidiaries taken as a whole and would not have a Material Adverse effect and (ii) such Subsidiary, at the time of such abandonment or termination, has no obligations, contingent or otherwise, under any Loan Documents to any Credit Party.

Section 7.2 Taxes

The Parent will pay and discharge when due, and cause each of its Subsidiaries so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Parent and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that (a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

Section 7.3 Insurance

The Parent will maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including business interruption, public liability (bodily injury and property damage), fidelity, workers’ compensation (where required) and property insurance, upon request a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby; except that the Parent or any of its Subsidiaries may effect workers’ compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws and good business practice.

Section 7.4 Performance of Obligations

Pay and discharge promptly when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Parent or any of its Subsidiaries, except Liens permitted under Section 8.3, provided that neither the Parent nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

Section 7.5 Condition of Property

Except for ordinary wear and tear, at all times, the Parent will, and will cause each of its Subsidiaries to, maintain, protect and keep in good repair, working order and condition, all Property used in the operation of its business (other than Property which is replaced with similar Property), except (i) to the extent that the failure so to do would not, individually or in the aggregate, have a Material Adverse effect, and (ii) as permitted under Sections 8.3 and 8.4.

Section 7.6 Observance of Legal Requirements

The Parent will observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

Section 7.7 Financial Statements and Other Information

The Parent will maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish to each Lender:

(a) As soon as available and, in any event, within 120 days after the close of each fiscal year, a copy of (i) the Balance Sheet as of the end of such fiscal year, of the Parent on a Consolidated basis, and (ii) the related Statements of Income, Cash Flows and Shareholder’s Equity for  such fiscal year, of the Parent on a Consolidated basis, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by, in the  case of such Consolidated financial statements, a report of the Accountants, which report shall state that (A) the Accountants audited such Consolidated financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said Consolidated financial statements have been prepared in accordance with GAAP;

(b) Simultaneously with the delivery of the certified statements required by subsection (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of the Consolidated financial statements of the Parent for such fiscal year, nothing came to their attention of a financial or accounting nature that caused them to believe that there shall have occurred any condition or event which would constitute a Default or an Event of Default, or, if so, specifying in such certificate all such Defaults and Events of Default and the nature and status thereof;

(c) As soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters, and 120 days after the end of the last fiscal quarter, of each fiscal year, a copy of (i) the Balance Sheet, as of the end of such quarter, of the Parent on a Consolidated basis and (ii) the related Statements of Income, Cash Flows and Shareholder’s Equity of the Parent on a Consolidated basis for (x) such quarter, and (y) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparative form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments), together with a certificate of a Responsible Officer, which certificate shall state that all such financial statements fairly present the financial condition and results of operations of the Parent and its Subsidiaries and have been prepared in accordance with GAAP (but without footnotes and subject to year-end adjustments);

(d) Notwithstanding anything to the contrary contained herein, the Parent may satisfy its obligation to furnish (i) the Consolidated financial statements referred to in subsection (a) above by furnishing, as soon as available, and in any event within 120 days after the end of the applicable fiscal year, a copy of the annual audited Consolidated financial statements of the Parent and its Subsidiaries prepared in conformity with GAAP and as filed with the SEC for such fiscal year, and (ii) the Consolidated financial statements referred to in subsection (c) above by furnishing, as soon as available, and in any event within 60 days after the end of the applicable fiscal quarter, copies of the Consolidated financial statements of the Parent and its Subsidiaries as filed with the SEC for the applicable fiscal quarter;

(e) Simultaneously with the delivery of the financial statements required by subsections (a), (c) and (d) above, a certificate of a Responsible Officer certifying that to the best of his or her knowledge no condition or event has occurred which would constitute a Default or an Event of Default, or if so, specifying in such certificate all such violations, conditions and events and the nature and status thereof;

(f) Within 60 days after the end of each of the first three fiscal quarters, and within 120 days after the end of the last fiscal quarter, of each fiscal year, a Compliance Certificate, as of the end of such fiscal quarter, certified by a Responsible Officer;

(g) Prompt written notice upon the Parent or any of its Subsidiaries obtaining knowledge that: (i) any Indebtedness of the Parent or any of its Subsidiaries in an aggregate amount in excess of $12,500,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or required to be purchased or otherwise acquired by the Parent or any of its Subsidiaries prior to its stated maturity, and whether such acceleration shall have been rescinded or annulled, or (ii) the holders of any notes, or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Parent or any of its Subsidiaries, have the right to declare Indebtedness in an aggregate amount in excess of $12,500,000 due and payable prior to its stated maturity or have the right to require the Parent or any of its Subsidiaries to purchase or otherwise acquire any such Indebtedness prior to its stated maturity and whether such right shall have been waived;

(h) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Parent or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Parent or any of its Subsidiaries by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Parent or any of its Subsidiaries and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

(i) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules, proxy statements, registration statements, 10-Ks, 10-Qs and 8-Ks which the Parent or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and copies of all material news releases sent to financial analysts;

(j) Upon a Responsible Officer becoming aware thereof, prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse effect;

(k) Upon a Responsible Officer becoming aware thereof, prompt written notice that a material contribution required to be made to any Foreign Pension Plan has not been timely made, the failure of which would reasonably be expected to have a Material Adverse effect;

(l) Upon a Responsible Officer becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and (iii) each Material Adverse change and (iv) a Change of Control;

(m) Promptly upon receipt thereof, copies of all audit reports relating to the Parent or any of its Subsidiaries submitted by the Accountants in connection with each annual, interim or special audit of the books of the Parent or any of its Subsidiaries; and

(n) Promptly upon request therefor, such other information and reports regarding the business, condition (financial or otherwise), property or prospects of the Parent and its Subsidiaries, as the Administrative Agent or any Lender at any time or from time to time may reasonably request.

Section 7.8 Inspection

At all reasonable times, upon reasonable prior notice, the Parent will permit representatives of the Administrative Agent or any Lender to visit the offices of the Parent or each of its Subsidiaries, to examine the books and records thereof and Accountants’ reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Parent and its Subsidiaries with the respective officers thereof, and to examine and inspect the Property of the Parent and its Subsidiaries and to meet and discuss the affairs of the Parent and its Subsidiaries with the Accountants.

Section 7.9 Authorizations

The Parent will maintain and cause each of its Subsidiaries to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect.

Section 7.10 Borrowers and Guarantors

At all times the Parent will maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each Borrower which is a Core Currency Borrower and each Guarantor (other than the Parent), in each case subject to director qualifying shares or similar legal requirements.

Section 7.11 Leverage Ratio

At all times the Parent will maintain a Leverage Ratio of not greater than:

Period	Leverage Ratio
From and including the Effective Date and all times thereafter	3.00:1.00

Section 7.12 Fixed Charge Coverage Ratio

At all times the Parent will maintain a Fixed Charge Coverage Ratio of not less than:

Period	Fixed Charge Coverage Ratio
From and including the Effective Date and all times thereafter	2.00:1.00

Section 7.13 Additional Guarantors

The Parent will cause each Subsidiary of the Parent that is an organization organized under the laws of the United States or any State thereof (other than a Subsidiary that is a party to the Guaranty) that becomes a Borrower pursuant to the provisions of this Agreement, to become a party to the Guaranty in the manner provided therein contemporaneously with such Subsidiary becoming a Borrower.

Section 7.14 Use of Proceeds

The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) to refinance the Indebtedness under the Existing Credit Agreement and (ii) for general corporate purposes of the Parent and its Subsidiaries not inconsistent with the terms hereof.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Section 7.15 Environmental Compliance

The Parent will use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse effect, and cause each of its Subsidiaries so to do.

ARTICLE 8. NEGATIVE COVENANTS

Until the Core Currency Commitments and the Individual Currency Commitments of all Lenders have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Parent covenants and agrees with the Credit Parties that:

Section 8.1 Indebtedness

The Parent will not create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries so to do, except any one or more of the following types of Indebtedness:

(a) Indebtedness under the Loan Documents,

(b) Indebtedness under the Five Year Credit Agreement and the Five Year Loan Documents in an aggregate principal amount at any one time outstanding not to exceed $275,000,000,

(c) Indebtedness of the Parent and the Guarantors set forth on Schedule 8.1, and any refinancings, extensions and renewals thereof (or any replacements thereof within one year of the payment or purchase thereof) to the extent of (i) in the case of Indebtedness set forth on Part I of Schedule 8.1, the amount of such Indebtedness outstanding as of the time of such refinancing, extension or renewal (or, in the case of replacement, at the time of such payment or purchase)  and (ii) in the case of Indebtedness set forth on Part II of Schedule 8.1, the amount of such Indebtedness set forth on such Part II, and if the amount of any such refinancing, extension, renewal or replacement is in excess of the amount set forth in clause (i) or (ii), as applicable, such excess must otherwise be permitted under this Section 8.1,

(d) Intercompany Debt,

(e) Indebtedness of the Parent, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist,

(f) Indebtedness of the Guarantors constituting unsecured guaranties of unsecured Indebtedness of the Parent, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist,

(g) Indebtedness of the Parent and the Subsidiaries constituting Purchase Money Indebtedness, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist,

(h) Consignment/Leasing Indebtedness in an aggregate outstanding amount for the Parent and the Subsidiaries on a Consolidated basis not exceeding at any time $10,000,000, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist, and

(i) other Indebtedness of the Subsidiaries of the Parent in an aggregate principal amount at any one time outstanding not to exceed 20% of Consolidated Net Worth, provided that immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist.

Section 8.2 Interest Rate Protection Arrangements and Other Hedging Arrangements

The Parent will not create, incur, assume or suffer to exist any indebtedness under or in respect of any Interest Rate Protection Arrangement or any Other Hedging Arrangement, or permit any of its Subsidiaries so to do, except (i) foreign currency purchased put options and forward exchange contracts intended to reduce the risk on foreign currency denominated transactions (and not for speculation) and (ii) Interest Rate Protection Arrangements and Other Hedging Arrangements entered into in the ordinary course of business in respect of Indebtedness permitted under Section 8.1 or in order to hedge or mitigate risks in connection with the conduct of its business or the management of its assets and liabilities (and not for speculation).

Section 8.3 Liens

The Parent will not create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Parent or any of its Subsidiaries, or permit any of its Subsidiaries so to do, except any one or more of the following types of Liens:

(a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code),

(b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business,

(c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’, or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted,

(d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2,

(e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Parent or such Subsidiary,

(f) Liens set forth on Schedule 8.3 and any renewal thereof, provided that the aggregate amount of Indebtedness secured by such Liens is not increased from the amount outstanding as of the time of such renewal,

(g) Liens created under or securing the obligations under the Loan Documents,

(h) statutory Liens in favor of lessors arising in connection with Property leased to the Parent or any of its Subsidiaries,

(i) Liens of attachments, judgments or awards against the Parent or any of its Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Parent or such Subsidiary,

(j) Intercompany Liens,

(k) Purchase Money Liens,

(l) Liens on precious metals, precious gems or jewelry consigned or leased to the Parent or any Subsidiary securing Consignment/Leasing Indebtedness permitted by Section 8.1(h),

(m) Consignment Liens,

(n) Liens created under or securing the obligations under the Five Year Loan Documents, provided that such Liens equally and ratably secure the obligations under the Loan Documents, and

(o) other Liens on the Property of the Subsidiaries of the Parent securing Indebtedness in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Net Worth, provided that (i) such Indebtedness is permitted under Section 8.1(i), (ii) immediately before and after giving effect to the creation, incurrence or assumption of such Liens no Default or Event of Default shall or would exist and (iii) to the extent such Liens secure Indebtedness under the Five Year Loan Documents or secure other Indebtedness in an aggregate amount in excess of 5% of Consolidated Net Worth, the Liens securing the indebtedness under the Five Year Loan Documents or the amount of such other Indebtedness in excess of 5% of Consolidated Net Worth (but not the Liens securing the Indebtedness of 5% or less of Consolidated Net Worth) shall also equally and ratably secure all obligations under the Loan Documents pursuant to documentation in all respects satisfactory to the Administrative Agent.

Section 8.4 Dispositions

The Parent will not make any Disposition or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Parent on a Consolidated basis.

Section 8.5 Merger or Consolidation, Etc.

The Parent will not consolidate with, be acquired by, or merge into or with any Person, or, except as permitted by Section 8.4, convey or otherwise transfer all or substantially all of its Property, or permit any of its Subsidiaries so to do, except that:

(a) any of its wholly-owned Subsidiaries (other than a Borrower) may consolidate with or merge with any of its other Subsidiaries (other than a Borrower), or convey or transfer all or substantially all of its Property to any of its other wholly-owned Subsidiaries (other than a Borrower), provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist, and

(b) any of its wholly-owned Subsidiaries may consolidate with or merge with any Borrower that is a wholly-owned Subsidiary, or convey or transfer all or substantially all of its Property to any Borrower that is a wholly-owned Subsidiary, provided that (i) immediately before and after giving effect thereto no Default or Event of Default shall or would exist, (ii) such wholly-owned Subsidiary that is a Borrower shall be the survivor of such consolidation or merger, (iii) the Administrative Agent shall have received 5 Business Days’ prior written notice of such consolidation, merger, conveyance or transfer, and (iv) the Administrative Agent shall have received such documents, opinions and certificates as the Administrative Agent shall have reasonably requested in connection therewith.

Section 8.6 Acquisitions

The Parent will not make any Acquisition, or permit any of its Subsidiaries so to do, except any one or more of the following:

(a) Acquisitions of Investments permitted by Section 8.7,

(b) Intercompany Acquisitions permitted by Section 8.5, and

(c) other Acquisitions by the Parent or any of its Subsidiaries, provided that immediately before and after giving effect to each such Acquisition no Default or Event of Default shall or would exist.

Section 8.7 Investments

The Parent will not at any time hold, purchase, invest in or otherwise acquire any derivative product or any interest therein or any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as “Investments”), or permit any of its Subsidiaries so to do, except any one or more of the following Investments:

(a) Investments in cash and Cash Equivalents,

(b) Investments existing on the date hereof and set forth on Schedule 8.7,

(c) Investments in Intercompany Debt,

(d) Investments in the Parent or any Subsidiary or any Person who immediately thereafter becomes a Subsidiary,

(e) Investments from the net cash proceeds received from the issuance of additional shares of the Parent’s capital stock,

(f) Acquisitions permitted by Section 8.6, and

(g) Additional Investments made by the Parent or any of its Subsidiaries, provided that immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist.

Section 8.8 Restricted Payments

The Parent will not make any Restricted Payment, or permit any of its Subsidiaries so to do, except any one or more of the following Restricted Payments:  (i) any direct or indirect wholly-owned Subsidiary of the Parent may make dividends or other distributions to the Parent or to any other direct or indirect wholly-owned Subsidiary of the Parent and (ii) any other Restricted Payments, provided that, with respect to this clause (ii), immediately before and after giving effect thereto, no Default or Event of Default shall or would exist.

Section 8.9 Restrictive Agreements

The Parent will not enter into, incur or permit to exist any agreement or other arrangement binding on the Parent or any of its Subsidiaries, or permit any of its Subsidiaries so to do, that prohibits, restricts or imposes any condition upon (i) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its Property (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Credit Parties created under the Loan Documents) or (ii) the ability of any Subsidiary of the Parent to pay dividends or make other distributions with respect to any of its Stock or to make or repay loans or advances to the Parent or any other Subsidiary or to guaranty Indebtedness of the Parent or any other Subsidiary, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents or the Five Year Loan Documents (provided that any such restrictions or conditions contained in the Five Year Loan Documents are not more onerous than the restrictions and conditions contained in the Loan Documents), (b) the foregoing shall not apply to restrictions and conditions existing on the Agreement Date hereof identified on Schedule 8.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, and (e) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

Section 8.10 Transactions with Affiliates

The Parent will not become, or permit any of its Subsidiaries to become, a party to any material transaction with any Affiliate of the Parent on a basis less favorable in any material respect than if such transaction were not with an Affiliate of the Parent.

Section 8.11 Line of Business

The Parent will not engage or permit any of its Subsidiaries to engage in any business that would change the nature of the business of the Parent and its Subsidiaries taken as a whole from that in effect on the Agreement Date, except for the vertical, horizontal or geographical expansion of any business of the Parent or any of its Subsidiaries conducted on the Agreement Date, whether under the Tiffany & Co. name or otherwise. Any such expansion may include, but shall not be limited to, additional manufacturing of jewelry products, trading in and processing of diamonds and the acquisition/operation of additional retail operations under other tradenames.

ARTICLE 9. DEFAULT

The following shall each constitute an “Event of Default” hereunder:

(a) The failure of any Borrower to make any principal payment on any Loan or any reimbursement obligation in respect of any LC Disbursement when due and payable; or

(b) The failure of any Borrower to make payment of any installment of interest on any Loan or any fee or other amount payable under or in respect of any Loan Document (other than an amount referred to in subsection (a) of this Article) on the date when due and payable and such default shall continue unremedied for a period of three Business Days after the same shall have become due; or

(c) The failure of the Parent or any Borrower to observe or perform any covenant or agreement contained in Section 7.1(i), 7.11, 7.12 or 7.14 or in Article 8; or

(d) The failure of the Parent or any Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure; or

(e) Any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof pursuant to any Loan Document, shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

(f) (i) Liabilities and/or other obligations in an aggregate amount in excess of $20,000,000 of the Parent or any of its Subsidiaries on a Consolidated basis (other than the obligations hereunder and Intercompany Debt), whether as principal, guarantor, surety or other obligor, for the payment or purchase of any Indebtedness, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof (unless such acceleration shall have thereafter been unconditionally rescinded or annulled prior to the time that the Aggregate Core Currency Commitments and the Individual Currency Commitments have been terminated or the Loans have become or been declared due and payable), or (B) shall not be paid when due or within any grace period for the payment or purchase thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable or to require the purchase of the Indebtedness evidenced thereby prior to its stated maturity (unless such right shall thereafter have been unconditionally waived prior to the time such holder shall have declared such Indebtedness due and payable or required the purchase of such Indebtedness); or

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h) the Parent or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing, (vii) suspend or discontinue its business (except as may otherwise be expressly permitted herein), or (viii) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(i) Judgments or decrees in an aggregate amount in excess of $25,000,000 on a Consolidated basis against the Parent and/or any of its Subsidiaries (except to the extent covered by insurance, provided that each applicable insurance company has expressly assumed responsibility with respect to the applicable underlying claim) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

(j) A Change of Control shall occur; or

(k) Any license, franchise, permit, right, approval or agreement of the Parent or any of its Subsidiaries to own or operate any operating entity owned or operated by the Parent or such Subsidiary is not renewed, or is suspended or revoked, and the nonrenewal, suspension or revocation is irrevocable and not subject to appeal or challenge and would have a Material Adverse effect; or

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $25,000,000; or

(m) (i) Any Loan Document shall cease to be in full force and effect, or an “Event of Default” shall have occurred under, and as such term is defined therein, or (ii) the failure of any Loan Party to observe or perform any obligation on its part to be observed or performed under any Loan Document, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure, or any Loan Party shall disavow in writing any of its obligations thereunder; or

(n) The occurrence of an Event of Default under, and as defined in, the Five Year Credit Agreement, provided that such Event of Default under this subsection (n) shall cease to constitute an Event of Default under this subsection (n) if such Event of Default under, and as defined in, the Five Year Credit Agreement, shall be waived in writing.

Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in subsection (g) or (h) above, the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Parent and the applicable Letter of Credit Applicants shall forthwith deposit an amount equal to the LC Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent (on behalf of all Borrowers), declare the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment to be terminated forthwith, whereupon the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Parent (on behalf of all Borrowers), declare the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Parent and the applicable Letter of Credit Applicants shall forthwith deposit an amount equal to 105% of the LC Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents.  Except as otherwise provided in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

In the event that the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Article, any funds received by the Administrative Agent and the Lenders from or on behalf of any Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Loan Parties under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Loan Parties; (ii) second, to the payment of any expenses due the Administrative Agent from the Loan Parties, (iii) third, to reimburse the Administrative Agent, the Issuing Bank and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above due from the Parent and the Borrowers pursuant to the provisions of Section 11.3; (iv) fourth, to the payment of accrued Facility Fees, Letter of Credit Fees and all other fees, expenses and amounts due under or in respect of the Loan Documents (other than principal and interest on the Loans and reimbursement obligations and interest thereon with respect to the Letters of Credit); (v) fifth, to the payment of interest due on the Loans and due on reimbursement obligations with respect to the Letters of Credit; (vi) sixth, to the payment of principal outstanding on the Loans and reimbursement obligations with respect to the Letters of Credit; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents.

ARTICLE 10. THE ADMINISTRATIVE AGENT

(a) Each Credit Party hereby irrevocably appoints The Bank of New York Mellon to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers, the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 11.1 hereof or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (iii) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, any of its Subsidiaries or any other Loan Party or any Affiliate  that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Parent (on behalf of the Borrowers) or a Credit Party, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness hereof, or of any other agreement, instrument or other document or (v) the satisfaction of any condition set forth in Article 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

(e) The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent, provided that each such sub-agent shall not be incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction and shall agree to be bound by Section 11.14 and no such delegation shall serve as a release of the Administrative Agent or waiver by the Parent or any other Borrower of any rights hereunder.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties that are not incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f) The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Parent (on behalf of the Borrowers).  The Parent may also, at any time, give notice that the Administrative Agent shall resign if any amount payable by or on account of a French Borrower is not, or will not be (when the relevant corporate income tax is calculated), treated as a deductible charge or expense for French tax purposes for the relevant French Borrower by reason of that amount being (i) paid or accrued to an Administrative Agent, sub-agent or their related Parties incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened with a financial institution situated in a Non-Cooperative Jurisdiction.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Parent, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York, and shall not be incorporated, domiciled, established or acting through an office situated in a Non-Cooperative Jurisdiction.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York, provided that if the Administrative Agent shall notify the Credit Parties and the Parent that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party and the Parent directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g) Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

(h) Anything herein to the contrary notwithstanding, none of the Joint Book Runners, the Joint Lead Arrangers, the Co-Syndication Agents or the Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE 11. OTHER PROVISIONS

Section 11.1 Amendments and Waivers

(a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.1(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent, the other applicable Loan Parties and the Required Lenders or by the Parent, the other applicable Loan Parties and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall:

(i) increase the Core Currency Commitment or Individual Currency Commitment of any Lender without the written consent of such Lender (except pursuant to a reallocation of one or more Individual Currency Commitments of such Lender to its Core Currency Commitment pursuant to Section 2.7(d)) or increase the Letter of Credit Commitment without the written consent of the Issuing Bank,

(ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a LC Disbursement, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement or to the calculation of any financial covenant shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (ii), notwithstanding the fact that such amendment or modification actually results in such a reduction),

(iii) postpone the date of payment at stated maturity of any Loan or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Core Currency Commitments, any Individual Currency Commitment, the Swing Line Commitment or the Letter of Credit Commitment or reduce the amount of or postpone the date of any prepayment required by Section 2.8(b) without the written consent of each Credit Party affected thereby,

(iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.5(h), without the written consent of each Credit Party affected thereby,

(v) change any of the provisions of this Section, the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, change the definition of “Core Currencies” so as to add any additional currency as a Core Currency or increase the Aggregate Commitments to an amount in excess of $275,000,000, without the written consent of each Lender,

(vi) release the Parent or any Guarantor from its guaranty under the Guaranty (except as expressly provided therein), or limit its liability in respect of such Guaranty, without the written consent of each Lender, or

(vii) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swing Line Lender, as applicable.

Section 11.2 Notices

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications under the Loan Documents shall in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Parent or a Borrower, at its Address for Notices set forth on Exhibit K or as set forth on the applicable Borrower Addendum;

(ii) if to the Administrative Agent, or BNY Mellon as Issuing Bank to it at:

The Bank of New York Mellon
Credit Underwriting
1 Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania  15219
Attention:  David Wirl
Telephone No. (412) 234-4175
Facsimile No. (412) 236-6112

with copies to:

The Bank of New York Mellon
6023 Airport Road
Oriskany, New York  13424
Attention:  Jarid Conde
Telephone No. (315) 765-4503
Facsimile No. (315) 765-4533

The Bank of New York Mellon
6023 Airport Road
Oriskany, New York  13424
Attention:  Christopher Dye

Telephone No. (315) 765-4503
Facsimile No. (315) 765-4533; and

(iii) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b), except that any notice, request or demand by the Parent or any Borrower to or upon the Administrative Agent, the Swing Line Lender, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.7, 2.8, 2.9, 3.2 or 3.8 shall not be effective until received.  Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

(b) Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices sent to any Credit Party pursuant to Article 2 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Parent (on behalf of the Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 11.3 Expenses; Indemnity; Damage Waiver

(a) The Parent shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party and any expert witness fees, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Each of the Borrowers to the extent of its Proportionate Share and the Parent shall indemnify the Administrative Agent (and any sub-agent thereof), each Credit Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party, the Parent, any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way the Parent or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) To the extent that any Borrower or the Parent for any reason fails to indefeasibly pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or the Swing Line Lender under Section 11.3(a) or (b), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent), the Issuing Bank, the Swing Line Lender or such Related Party, as applicable, an amount equal to its Core Currency Commitment Percentage of such unpaid amount (or, if the Core Currency Commitments have been reduced to $0 or no longer exist, the percentage thereof obtained by dividing the Credit Exposure of such Lender by the Aggregate Credit Exposure (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any Credit Exposure at such time, as of the last time at which any Lender had a Credit Exposure), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or any sub-agent), the Issuing Bank or the Swing Line Lender, as applicable, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Bank or the Swing Line Lender in connection with such capacity.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.6(c).

(d) To the fullest extent permitted by applicable law, neither the Parent nor any other Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions.

(e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

Section 11.4 Survival

All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of each Loan Document, the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event or Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan reimbursement obligation in respect of any Letter of Credit or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Core Currency Commitments have not expired or terminated.  The provisions of Sections 3.4, 3.5, 3.6, 11.3, 11.10, 11.11 and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the reimbursement obligations in respect of Letters of Credit, the expiration or termination of the Letters of Credit and the termination of the Aggregate Core Currency Commitments or the termination of this Agreement or any provision hereof.

Section 11.5 Determination of Dollar Equivalent

For purposes of the Loan Documents, the Dollar Equivalent of each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency shall be recalculated (i) on each Borrowing Date, (ii) on each date that the Aggregate Core Currency Commitments are, or the Swing Line Commitment or any Individual Currency Commitment is, reduced and (iii) on the last Business Day of each month unless the Dollar Equivalent was recalculated pursuant to clause (i) or (ii) during such month.  The Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Parent, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent.  The Administrative Agent shall promptly notify the Parent, the Issuing Bank, the Swing Line Lender and the Lenders of each such determination of the Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency.

Section 11.6 Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each other Credit Party and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Core Currency Commitments, Individual Currency Commitments, and Swing Line Commitment, and the Loans and obligations in respect of its SL/LC Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(1) in the case of an assignment of the entire remaining amount of the assigning Lender’s Core Currency Commitment, Individual Currency Commitments, or Swing Line Commitment and the Loans and obligations in respect of its SL/LC Credit Exposure at the time owing to it, or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and

(2) in any case not described in paragraph (b)(i)(1) of this Section, the aggregate amount of the Core Currency Commitment, Individual Currency Commitments, or Swing Line Commitment (which for this purpose includes Loans and obligations in respect of its SL/LC Credit Exposure outstanding thereunder) or, if the applicable Core Currency Commitment or Individual Currency Commitments are not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender or obligations in respect of its SL/LC Credit Exposure subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Core Currency Commitment or Individual Currency Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(2) of this Section and, in addition:

(1) the consent of the Parent (such consent not to be unreasonably withheld or delayed and if the Parent fails to respond to any request for consent to any assignment within five Business Days of such request for consent to such assignment the Parent shall be deemed to have consented to such assignment) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender;

(2) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for an assignment if such assignment is to a Person that is not a Lender with a Core Currency Commitment or an Affiliate of such Lender; and

(3) the consent of the Issuing Bank and Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment of (x) a Core Currency Commitment of a Lender at any time when the Letter of Credit Commitment or Swing Line Commitment is in effect or any SL/LC Credit Exposure exists or (y) any SL/LC Credit Exposure of a Lender.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption together with, unless otherwise agreed by the Administrative Agent,  a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, provided that any consent of the Parent otherwise required under this Section shall not be required if a Default or Event of Default has occurred and is continuing.

(v) No Assignment to Borrowers.  No assignment shall be made to the Parent or any Borrower or any Affiliate or Subsidiary of the Parent or any Borrower.

(vi) No Assignment to Natural Persons.  No assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.4 3.5, 3.6 and 11.3 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Parent and the Borrowers, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Core Currency Commitments and Individual Currency Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Parent and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Parent, the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Parent, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, the Parent, any Borrower or any Affiliate or Subsidiary of the Parent or any Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Core Currency Commitment, Individual Currency Commitments, SL/LC Credit Exposure and/or the Loans owing to it), provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Parent, the Borrowers, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 11.1(b) that directly affects such Participant.  Subject to paragraph (e) of this Section, the Parent and each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.4, 3.5 and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.9(h) as though it were a Lender.  Notwithstanding the above, if the applicable Borrower is a French Borrower, no transfer of Lender’s rights and/or obligations under the Loan Documents in relation to a Loan may be effected to a Person incorporated, domiciled, established or acting through an office situated in (i) a Non-Cooperative Jurisdiction or (ii) a jurisdiction that has not committed to, or not substantially implemented, the internationally agreed standard according to the “grey” and “black” last list published by the OECD (Organization for Economic Cooperation and Development) at the time of the transfer, without the prior consent of Parent.

(e) A Participant shall not be entitled to receive any greater payment under Sections Section 3.4 or 3.6 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent’s prior written consent.  A Participant that is not a U.S. Person shall not be entitled to the benefits of Section 3.6 unless such Participant agrees, for the benefit of the Parent, the Borrowers and the Administrative Agent, to comply with Section 3.6(e) as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.7 Counterparts; Integration

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to any Credit Party, the syndication of the credit facilities established hereunder or concerning the documentation requirements for Non-Core Currency Loans constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Article 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.8 Severability

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 11.9 Right of Setoff

If an Event of Default shall have occurred and be continuing, each of the Lenders, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Parent, a Borrower or any other Loan Party against any and all obligations of the Parent, such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Parent, such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each the Lenders, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or the Issuing Bank or their respective Affiliates may have.  Each Lender and the Issuing Bank agrees to notify the Parent or the respective Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.10 Governing Law; Jurisdiction; Consent to Service of Process

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Parent and each other Borrower hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c) The Parent and each other Borrower hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 11.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 11.11 WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.12 Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.13 Judgment Currency

(a) Each Loan Party’s obligations under the Loan Documents to make payments in the applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender, the Issuing Bank or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Loan Party covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Loan Party such excess.

Section 11.14 Confidentiality

(a) Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap, derivative, credit protection or other transaction relating to any Borrower and its obligations, this Agreement or payments hereunder, (vii) with the consent of the Parent or the applicable Borrower, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Parent or the applicable Borrower, or (ix) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder.

(b) For purposes of this Section, “Information” means all information received from the Parent or the applicable Borrower or any of its Subsidiaries relating to such Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a nonconfidential basis prior to disclosure by the Parent or such Borrower or any of its Subsidiaries, provided that, in the case of information received from the Parent, such Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.15 Patriot Act

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

Section 11.16 No Fiduciary Duty.

Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, the Joint Book Runners, the Co-Documentation Agents, the Co-Syndication Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Joint Lead Arrangers, the Joint Book Runners, the Co-Documentation Agents, the Co-Syndication Agents, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TIFFANY & CO.,
a Delaware corporation

By:    / s / James N. Fernandez
Name: James N. Fernandez
Title:   Executive Vice President and Chief
Operating Officer

TIFFANY AND COMPANY,
a New York corporation

By:     / s / Patrick F. McGuiness
Name: Patrick F. McGuiness
Title:   Senior Vice President and Chief Financial
Officer

TIFFANY & CO. INTERNATIONAL,
a Delaware corporation

By:     / s / Patrick F. McGuiness
Name: Patrick F. McGuiness
Title:   Vice President

TIFFANY & CO. JAPAN INC.,
a Delaware corporation

By:     / s / Patrick F. McGuiness
Name: Patrick F. McGuiness
Title:   Vice President

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

TIFFANY & CO.,
a French corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. PTE. LTD.,
a Singapore corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. LIMITED,
a United Kingdom corporation

By:     / s / Patrick B. Dorsey
Name: Patrick B. Dorsey
Title:   Authorized Signatory

TIFFANY KOREA LTD.,
a Republic of Korea corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. MEXICO, S.A. de C.V.,
a Mexican corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. OF NEW YORK LIMITED,
a Hong Kong corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

                                                                                             ii

TIFFANY & CO. (UK) HOLDINGS LIMITED,
a United Kingdom corporation

By:     / s / Patrick B. Dorsey
Name: Patrick B. Dorsey
Title:   Authorized Signatory

TIFFANY & CO. LUXEMBOURG S.A R.L.,
a Luxembourg corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. CANADA,
a Canadian corporation

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Authorized Signatory

TIFFANY & CO. (CR) S.R.O.,
a Czech limited liability company

By:     / s / Michael W. Connolly
Name: Michael W. Connolly
Title:   Attorney by Power of Attorney

                                              iii

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

THE BANK OF NEW YORK MELLON,
as the Swing Line Lender, as the Issuing Bank,
as a Lender, and as Administrative Agent

By:     / s / David B. Wirl
Name: David B. Wirl
Title:   Managing Director

                                         iv

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

ABN AMRO BANK N.V.,
as a Lender and as a Co-Syndication Agent

By:     / s / Els Breyne
Name: Els Breyne
Title:   Deputy Head Credit Admin. ID&JG

By:     / s / Frank Coenegrachts
Name: Frank Coenegrachts
Title:   Chief Risk Officer

                                                                                         v

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

STANDARD CHARTERED BANK,
as a Lender and as a Co-Syndication Agent

By:     / s / Steven Aloupis
Name: Steven Aloupis
Title:   Managing Director
            Capital Markets

By:     / s / Robert K. Reddington
Name: Robert K. Reddington
Title:   Mgr CDU Americas

                                        vi

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender and as a Co-Documentation Agent

By:     / s / Michelle Cipriani
Name: Michelle Cipriani
Title:   Vice President

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

MIZUHO CORPORATE BANK (USA),
as a Lender and as a Co-Documentation Agent

By:     / s / Yasuo Imaizumi
Name: Yasuo Imaizumi
Title:   Deputy General Manager

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

BANK OF AMERICA, N.A.,

By:     / s / Jaime Eng
Name: Jaime Eng
Title:   Vice President

BANK OF AMERICA, N.A.,
CANADA BRANCH

By:     / s / Medina Sales de Andrade
Name: Medina Sales de Andrade
Title:   Vice President

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

HSBC BANK USA, N.A.

By:    / s / Grace Lee
Name: Grace Lee
Title:   Vice President

                                              x

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:     / s / Conan Schleicher
Name: Conan Schleicher
Title:   Vice President

U.S. BANK NATIONAL ASSOCIATION,
CANADA BRANCH

By:     / s / Joseph Rauhala
Name: Joseph Rauhala
Title:   Principal Officer

2011 TIFFANY THREE YEAR CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:     / s / James T. King
Name: James T. King
Title:   Senior Vice President

                                          xii

TIFFANY SCHEDULE 1.1(A)

ADDITIONAL COST

1.
The Additional Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.
On the first day of each Interest Period (or as soon as possible thereafter) each Lender shall calculate, as a percentage rate per annum, a rate (the “Additional Cost Rate”) for that Lender, in accordance with the paragraphs set out below.

3.
The Additional Cost Rate for any Lender lending from a facility office in a Participating Member State will be the percentage notified by that Lender to the Parent.  This percentage will be certified by that Lender in its notice to the Parent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4.	The Additional Cost Rate for any Lender lending from a facility office in the United Kingdom will be calculated by that Lender as follows:

(a)	in relation to a Pounds Sterling Loan:

AB + C(B - D) + E x 0.01
_________________
             percent per annum
         100 - (A +C)

(b)	in relation to a Loan in any currency other than Pounds Sterling:

E x 0.01
______
300                                   percent per annum.

Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B
is the percentage rate of interest (excluding the Applicable Margin, the Additional Cost, any Associated Costs and, if the Loan is overdue, the additional rate of interest specified in Section 3.1(e) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to that Lender on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is determined by each Lender as being the most recent rate of charge payable by that Lender as referenced in paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 percent will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.
The rate of charge for any Lender is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

8.
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by each Lender in accordance with this Schedule and on the assumption that, unless a Lender notifies the Parent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

9.
The applicable Borrower shall pay to each Lender the Additional Cost of that Lender on the basis of the Additional Cost Rate for that Lender as determined by that Lender in accordance with this Schedule.

10.
Any determination by a Lender pursuant to this Schedule in relation to a formula, the Additional Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Loan Parties.

11.
The Administrative Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all Loan Parties and Credit Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Loan Parties and Credit Parties.

Schedule 5.1
List of Jurisdictions

Company	Place of Incorporation	Branch Location
Tiffany & Co.	Delaware
Tiffany and Company	New York	Germany (as Tiffany & Co. Niederlassung Frankfurt) Switzerland
Tiffany & Co. International	Delaware	Taiwan
Tiffany & Co. Japan Inc.	Delaware	Japan
Tiffany & Co. SAS	France
Tiffany & Co. Limited	United Kingdom
Tiffany & Co. (UK) Holdings Limited	United Kingdom
Tiffany & Co. of New York Limited	Hong Kong
Tiffany Korea Ltd.	Korea
Tiffany & Co. Mexico S.A. de C.V.	Mexico
Tiffany & Co. Pte. Ltd.	Singapore
Tiffany & Co. Canada	Nova Scotia, Canada
Tiffany & Co. Luxembourg S.a.r.l.	Luxembourg
Tiffany & Co. (CR) s.r.o.	Czech Republic

SCHEDULE 8.1

EXISTING INDEBTEDNESS

Part I

1.	$60,000,000 6.56% Series D Senior Notes due 2012 issued by the Parent to certainpurchasers thereof (unsecured; $60,000,000 outstanding).

2.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 1 above (unsecured).

3.	$100,000,000 9.05% Series A Senior Notes due 2015 issued by the Parent to certainpurchasers thereof (unsecured; $100,000,000 outstanding).

4.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 3 above (unsecured).

5.	$125,000,000 10% Series A Senior Notes due 2017 issued by Parent to certain purchasers thereof (unsecured; $125,000,000 outstanding).

6.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 5above (unsecured).

7.	$125,000,000 10% Series B Senior Notes due 2019 issued by Parent to certain purchasers thereof (unsecured; $125,000,000 outstanding).

8.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 7 above (unsecured).

9.	$50,000,000 10% Series A Senior Notes due 2018 issued by Parent to certain purchasers thereof (unsecured; $50,000,000 outstanding).

10.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 9 above (unsecured).

11.	¥10,000,000,000 1.72% Notes due 2016 issued by Parent to certain purchasers thereof (unsecured; ¥10,000,000,000 outstanding).

12.	Guarantees provided by each of the Guarantors of the indebtedness described in Item 11 above (unsecured).

13.	¥4,000,000,000 Credit Line expiring 2012 issued to Tiffany & Co. Japan Inc. by Mizuho Bank, Ltd. (unsecured; ¥4,000,000,000 outstanding).

14.	Guaranty provided by Parent of the indebtedness described in Item 13 above (unsecured).

Part II

15.	$60,000,000 Interest Rate Swap between Mizuho Corporate Bank Limited (or any subsequent assignees) and Tiffany & Co. beginning July 21, 2009 and terminating July 18, 2012.

16.	Guaranty provided by Parent of the $3,000,000 uncommitted line of credit provided to Tiffany-Brasil Ltda. by Banco J.P. Morgan S.A.

17.	Guaranty provided by Parent of the RMB equivalent of $20,000,000 Credit Line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Mizuho Corporate Bank (China) Ltd.

18.	Guaranty provided by Parent of the RMB equivalent of $10,000,000 Credit Line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Standard Chartered Bank (China) Limited.

19.	Guaranty provided by Parent of the RMB equivalent of $15,000,000 Credit Line provided to Tiffany & Co. (Shanghai) Commercial Company Limited by Bank of America, N.A. Shanghai Branch.

20.	Guaranty provided by Parent of the $1,000,000 Credit Line provided to Laurelton Diamonds (Xi’An) Ltd.

21.	Various letters of credit issued to Subsidiaries of Parent ($14,985,264 and $26,720,645 aggregate outstanding and available, respectively).

*Stated principal amounts outstanding are as of November 30, 2011, unless stated otherwise.

SCHEDULE 8.3

List of Existing Liens

•	Liens under existing or future capital leases

•	Liens securing consignment indebtedness under 8.1(g)

SCHEDULE 8.7

As of November 30, 2011 (except as noted)                                                                                     List of Existing Investments

TYPES OF INVESTMENTS                                                                                                      AMOUNT

Lehman Brothers European Mezzanine
Partners 2003-B                          $2,458,438

Available-for-Sale Securities                                                                                                     $37,881,895

Koidu Holding, LLC                                                                                                                   $51,047,617

Taia                                                                                                                                                 $3,623,813

North American Emerald                                                                                                                $400,000

Diamcor                                                                                                                                          $5,639,221

Schedule 8.9
Restrictive Agreements

Restrictions and conditions existing with respect to Indebtedness listed on Schedule 8.1, and any amendments to such restrictions or conditions after giving effect to any applicable most favored lender clause.

TIFFANY THREE YEAR EXHIBIT A-1

LIST OF CORE CURRENCY COMMITMENTS

Lender	Core Currency Commitment	Core Currency Commitment Percentage	Aggregate Commitment Percentage
The Bank of New York Mellon	$20,500,000	12.63482279%	14.25000000%
ABN AMRO Bank N.V.	$21,625,000	13.32819723%	14.25000000%
Standard Chartered Bank	$24,750,000	15.25423729%	14.25000000%
Bank of America, N.A.	$13,125,000	8.08936826%	7.50000000%
HSBC Bank USA, N.A.	$15,625,000	9.63020031%	8.75000000%
JPMorgan Chase Bank, N.A.	$15,000,000	9.24499230%	11.75000000%
Mizuho Corporate Bank (USA)	$19,750,000	12.17257319%	11.75000000%
U.S. Bank National Association	$15,000,000	9.24499230%	8.75000000%
Wells Fargo Bank, N.A.	$16,875,000	10.40061633%	8.75000000%
TOTAL	$162,250,000	100.00000000%	100.00000000%

TIFFANY THREE YEAR EXHIBIT A-2

LIST OF INDIVIDUAL CURRENCY COMMITMENTS

Canadian Dollars

Lender                                                                      Individual Currency Commitment

Bank of America, N.A., Canada Branch              $1,875,000

U.S. Bank National Association,

Canada Branch                                                        $1,875,000

ABN AMRO Bank N.V., Canada Branch            $1,875,000

HSBC Bank USA, N.A., Canada Branch             $1,875,000

Czech Koruna

Lender                                                                      Individual Currency Commitment

ABN AMRO Bank N.V.                                         $2,500,000

Euros (France)

Lender                                                                      Individual Currency Commitment

ABN AMRO Bank N.V.                                         $2,500,000

JPMorgan Chase Bank, N.A.                                $2,500,000

Hong Kong Dollars

Lender                                                                      Individual Currency Commitment

Mizuho Corporate Bank (USA)                           $3,750,000

Standard Chartered Bank                                     $3,750,000

Korean Won

Lender                                                                      Individual Currency Commitment

The Bank of New York Mellon                             $3,500,000

Mexican Pesos

Lender                                                                      Individual Currency Commitment

JPMorgan Chase Bank, N.A.                                $6,000,000

New Taiwan Dollars

Lender                                                                      Individual Currency Commitment

The Bank of New York Mellon                            $1,000,000

Singapore Dollars

Lender                                                                      Individual Currency Commitment

The Bank of New York Mellon                             $3,500,000

Swiss Francs

Lender	Individual Currency Commitment

U.S. Bank National Association                            $625,000

Wells Fargo Bank, N.A.                                          $625,000